UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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VEEVA SYSTEMS INC.

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May 9, 2017

Dear Fellow Stockholders:

Please join me and the Board of Directors at our 2017 Annual Meeting of Stockholders on Wednesday, June 21, 2017 at 12:00 p.m. Pacific Time, at our headquarters in Pleasanton, California.

Details regarding our Annual Meeting and the business to be conducted at the meeting are described in the attached Notice of 2017 Annual Meeting of Stockholders and Proxy Statement. We are pleased to furnish proxy materials to our stockholders over the Internet. We believe providing these materials electronically expedites stockholder receipt of them and lowers the cost and reduces the environmental impact of our Annual Meeting. We encourage you to read this information carefully.

Your vote is important to us. We hope you will vote as soon as possible. You may vote over the Internet, by telephone, by mailing a proxy card (if you have requested one), or in person at the Annual Meeting. Voting over the Internet, by telephone, or by mail will ensure your representation at the Annual Meeting regardless of whether you attend in person. Please review the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail regarding your voting options.

Thank you for your ongoing support of Veeva.

Very truly yours,

Peter P. Gassner

Chief Executive Officer and Director

NOTICE OF 2017 ANNUAL MEETING

OF STOCKHOLDERS

Wednesday, June 21, 2017

12:00 p.m. Pacific Time

Veeva Systems Inc. Headquarters

4280 Hacienda Drive, Pleasanton, California 94588

Items of Business

(1)	Elect for three-year terms the two directors named in the Proxy Statement accompanying this notice to serve as Class I directors until their successors are duly elected and qualified;
(2)	Approve the material terms of our 2013 Equity Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code;
(3)	Ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2018; and
(4)	Transact such other business as may properly come before the meeting.

Adjournments and Postponements

Any action on the items of business described above may be considered at the Annual Meeting or at any time and date to which the Annual Meeting may be properly adjourned or postponed.

Record Date

You can vote if you were a stockholder of record as of the close of business on May 2, 2017 (the “Record Date”).

Voting

Your vote is very important. We encourage you to read the Proxy Statement and vote your shares over the Internet, by telephone, by mail, or in person at the Annual Meeting. For specific instructions on how to vote your shares, please see “Frequently Asked Questions and Answers” in the Proxy Statement.

On or about May 9, 2017, a Notice of Internet Availability of Proxy Materials (the “Notice”) has been mailed to stockholders of record as of the Record Date. The Notice contains instructions on how to access our Proxy Statement for our 2017 Annual Meeting of Stockholders and our fiscal 2017 Annual Report (together, the proxy materials). The Notice also provides instructions on how to vote and includes instructions on how to receive a paper copy of proxy materials by mail. The proxy materials can be accessed directly at the following Internet address: www.astproxyportal.com/ast/18559.

By Order of the Board of Directors,

Josh Faddis

Corporate Secretary

May 9, 2017

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 21, 2017: The Notice, Proxy Statement, and 2017 Annual Report to stockholders is available at www.astproxyportal.com/ast/18559.

Veeva Systems Inc. | 2017 Proxy Statement

Veeva Systems Inc. | 2017 Proxy Statement

PROXY STATEMENT

This Proxy Statement is furnished in connection with solicitation of proxies by the Board of Directors (the “Board”) of Veeva Systems Inc. for use at the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 12:00 p.m. Pacific Time on Wednesday, June 21, 2017, and at any postponements or adjournments thereof. The Annual Meeting will be held at our principal executive offices located at 4280 Hacienda Drive, Pleasanton, California 94588. Beginning on or about May 9, 2017, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy materials. As used in this Proxy Statement, the terms “Veeva,” “the Company,” “we,” “us,” and “our” mean Veeva Systems Inc. and its subsidiaries unless the context indicates otherwise.

PROXY SUMMARY

This proxy summary highlights certain information in this Proxy Statement and does not contain all the information you should consider in voting your shares. Please review the entire Proxy Statement and our 2017 Annual Report carefully before voting. Page references are supplied to help you find further information in this Proxy Statement.

Proposals Which Require Your Vote

Proposal		More Information	Board Recommendation	Broker Non-Votes	Abstentions	Votes Required for Approval
One	Elect for three-year terms the two directors named in the Proxy Statement accompanying this notice to serve as Class I directors until their successors are duly elected and qualified	Page 3	FOR all nominees	Will not count in nominee’s favor	Will not count in nominee’s favor	Plurality of votes voted at the Annual Meeting
Two	Approve the material terms of our 2013 Equity Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code	Page 31	FOR	Do not impact outcome	Do not impact outcome	Majority in voting power of the votes cast
Three	Ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2018	Page 40	FOR	Do not impact outcome	Do not impact outcome	Majority in voting power of the votes cast

Eligibility to Vote (page 43)

You can vote if you were a stockholder of record as of the close of business on May 2, 2017 (the “Record Date”).

How to Vote (page 44)

Your vote is important to us. Please exercise your right to vote as soon as possible. You can vote by any of the following methods:

●	Internet: www.proxyvote.com until 11:59 p.m. Eastern Time on Tuesday, June 20, 2017;
●	Telephone: 1-800-776-9437 until 11:59 p.m. Eastern Time on Tuesday, June 20, 2017;
●	Mail: Sign, date, and mail your proxy card; or
●	In person: By attending the Annual Meeting.

Veeva Systems Inc. | 2017 Proxy Statement    1

Proxy Summary

Board Nominees (page 3)

There are two nominees for election to the Board.

Name	Age	Veeva Director Since	Independent	Committee Membership
Paul E. Chamberlain	53	2015	Yes	Audit Committee
Paul Sekhri	59	2014	Yes	Nominating and Governance Committee

Corporate Governance (page 11)

Executive Compensation (page 19)

Since our initial public offering in October 2013, our Board and Compensation Committee have maintained a simple structure for our executive compensation programs. We have paid our named executive officers cash compensation that is below the cash compensation levels paid by our peers, and we have emphasized long-term equity compensation in the form of stock options and restricted stock units (“RSUs”). Our Board and Compensation Committee have adhered to this executive compensation approach because they believe it is effective and is consistent with our compensation philosophy.

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PROPOSAL ONE: ELECTION OF DIRECTORS

Our Board unanimously recommends a vote “FOR” each of the Class I nominees.

Our Board may establish the authorized number of directors from time to time by resolution. Our Board is currently comprised of six members who are divided into three classes with staggered three-year terms. A director serves in office until his respective successor is duly elected and qualified or until his earlier death or resignation. Our restated certificate of incorporation and amended and restated bylaws that are currently in effect authorize only our Board to fill vacancies on our Board until the next annual meeting of stockholders. Any additional directorships resulting from an increase in the authorized number of directors would be distributed among the three classes so that, as nearly as possible, each class would consist of one-third of the authorized number of directors. Your proxy cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement.

Information About Nominees and Incumbent Directors

Nominees for Election at the Annual Meeting (Class I)

Two Class I directors have been nominated for election at the Annual Meeting for three-year terms, each expiring in 2020. Upon the recommendation of our Nominating and Governance Committee, our Board has nominated Paul E. Chamberlain and Paul Sekhri for election as Class I directors. Each of them was recommended as a nominee by the Nominating and Governance Committee. The term of office of each person elected as director will continue until such director’s term expires in 2020, or until such director’s successor has been duly elected and qualified.

Name	Age	Principal Occupation and Business Experience
Paul E. Chamberlain	53

Mr. Chamberlain has served as a member of our Board since December 2015. Since January 2015, Mr. Chamberlain has operated his own strategic and financial advisory firm, PEC Ventures. From July 1990 to January 2015, Mr. Chamberlain worked at Morgan Stanley, during which time he served as Managing Director for 18 years and as the Co-Head of Global Technology Banking for ten of those years. He also served as a member of the Investment Banking Division’s Operating Committee. Mr. Chamberlain spent the majority of his Morgan Stanley career in the firm’s Menlo Park, California office where he led account teams on financing and strategic transactions for its technology clients. He also serves on the board of directors of ServiceNow, Inc. since October 2016 and TriNet Group, Inc. since December 2015. Mr. Chamberlain earned a Bachelor of Arts in History, magna cum laude, from Princeton University and a Master of Business Administration from Harvard Business School. He serves as Chairperson of the Strategic Advisory Committee of JobTrain, a non-profit organization based in Menlo Park, California that provides vocational and life skills training, and served on its board of directors for over ten years. Mr. Chamberlain currently serves on our Audit Committee.

Qualifications

Our Board determined that Mr. Chamberlain should serve as a director based on his extensive experience working with high technology and high growth firms and his financial expertise.

Veeva Systems Inc. | 2017 Proxy Statement    3

Proposal One

Name	Age	Principal Occupation and Business Experience
Paul Sekhri	59

Mr. Sekhri has served as a member of our Board since July 2014. Since February 2016, Mr. Sekhri has been Operating Partner at Highline Therapeutics, a biotech incubator launched by Versant Ventures. Concurrently and since February 2015, Mr. Sekhri has been President and CEO of Lycera Corp., a biopharmaceutical company. Prior to joining Lycera, Mr. Sekhri was Senior Vice President, Integrated Care at Sanofi S.A., a multinational pharmaceutical company headquartered in France, from April 2014 to January 2015. From May 2013 to March 2014, Mr. Sekhri was Group Executive Vice President, Global Business Development and Chief Strategy Officer at Teva Pharmaceutical Industries, Ltd., a global pharmaceuticals company focusing on the manufacture of generic and proprietary pharmaceutical products headquartered in Israel. From January 2009 to May 2013, Mr. Sekhri was Operating Partner and Head, Biotech Ops Group at TPG Biotech, the life sciences venture arm of the global private investment firm TPG Capital, where he was responsible for a portfolio of more than 50 life sciences companies. From December 2004 to January 2009, Mr. Sekhri was President and CEO of Cerimon Pharmaceuticals, Inc., a pharmaceutical company focusing on auto-immune diseases and pain management. Mr. Sekhri has served as a director of numerous private and public company boards, including Nivalis Therapeutics, Inc. since February 2016, Pharming N.V. since April 2015, Enumeral Biomedical Holdings, Inc. since December 2014, Tandem Diabetes Care Inc. from May 2012 to May 2013, MacroGenics, Inc. from January 2010 to May 2013 and Intercept Pharmaceuticals, Inc. from January 2008 to September 2012. Mr. Sekhri completed post-graduate studies in clinical anatomy and neuroscience at the University of Maryland, School of Medicine and received a Bachelor of Science degree in Zoology from the University of Maryland. Mr. Sekhri currently serves on our Nominating and Governance Committee.

Qualifications

Our Board determined that Mr. Sekhri should serve as a director based on his extensive business experience as an executive in the life sciences industry and venture capital experience with respect to the life sciences industry.

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Proposal One

Directors Whose Terms Expire at the 2018 Annual Meeting (Class II)

Name	Age	Principal Occupation and Business Experience
Timothy C. Barabe	64

Mr. Barabe has served as a member of our Board since September 2015. He retired in 2013 as Executive Vice President and Chief Financial Officer of Affymetrix, Inc. Previously, from July 2006 until March 2010, he was Senior Vice President and Chief Financial Officer of Human Genome Sciences, Inc. Mr. Barabe served as Chief Financial Officer of Regent Medical Limited, a U.K.-based, privately owned, surgical supply company, from 2004 to 2006. He was with Novartis AG from 1982 through August 2004, where he served in a succession of senior executive positions in finance and general management, most recently as the Chief Financial Officer of Sandoz GmbH, the generic pharmaceutical subsidiary of Novartis. Mr. Barabe serves on the board of directors of ArQule, Inc., Opexa Therapeutics, Inc., and Selecta Biosciences, Inc. Mr. Barabe also serves on the board of directors of Vigilant Biosciences, a private medical device company, and Project Open Hand, a non-profit organization. He received his Bachelor of Business Administration degree in Finance from the University of Massachusetts (Amherst) and his Master of Business Administration from the University of Chicago. Mr. Barabe currently serves on our Audit Committee and Nominating and Governance Committee.

Qualifications

Our Board determined that Mr. Barabe should serve as a director based on his extensive executive experience in the life sciences industry and his experience as a finance executive.

Name	Age	Principal Occupation and Business Experience
Gordon Ritter	52

Mr. Ritter has served as a member of our Board since May 2008 and serves as chairman of our Board. Mr. Ritter has been a General Partner at Emergence Capital Partners, a venture capital firm he founded, since June 2002. Prior to founding Emergence, Mr. Ritter was co-founder and Chief Executive Officer of Software As Service, Inc., a web services platform company. Prior to founding Software As Service, Mr. Ritter served as Vice President of the IBM Global Small Business division. Prior to IBM, Mr. Ritter was co-founder and President of Whistle Communications, Inc., an internet appliance and services platform for small and medium-sized businesses, which was acquired by IBM. Before Whistle, Mr. Ritter was co-founder and President of Tribe, Inc., a networking infrastructure company. Prior to Tribe, Mr. Ritter was Vice President of Capital Markets at Credit Suisse First Boston Inc. Mr. Ritter earned a Bachelor of Arts degree in Economics from Princeton University. Mr. Ritter currently serves on our Compensation Committee.

Qualifications

Our Board determined that Mr. Ritter should serve as a director based on his extensive business experience in the software and web services industries and his experience in venture capital.

Veeva Systems Inc. | 2017 Proxy Statement    5

Proposal One

Directors Whose Terms Expire at the 2019 Annual Meeting (Class III)

Name	Age	Principal Occupation and Business Experience
Ronald E.F. Codd	61

Mr. Codd has served as a member of our Board since February 2012. Mr. Codd has been an independent business consultant since April 2002. From January 1999 to April 2002, Mr. Codd served as President, Chief Executive Officer and a director of Momentum Business Applications, Inc., an enterprise software company. From September 1991 to December 1998, Mr. Codd served as Senior Vice President of Finance and Administration and Chief Financial Officer of PeopleSoft, Inc., a provider of enterprise application software. Mr. Codd has served on the board of directors of a number of information technology companies, including FireEye, Inc. since July 2012, Rocket Fuel Inc. since February 2012, ServiceNow, Inc. since February 2012, DemandTec, Inc. from February 2007 to February 2012, Data Domain, Inc. from October 2006 to July 2009, Interwoven, Inc. from July 1999 to April 2009 and Agile Software Corporation from August 2003 to July 2007. Mr. Codd holds a Bachelor of Science degree in Accounting from the University of California, Berkeley and a Master of Management in Finance and Management Information Systems degree from the Kellogg Graduate School of Management at Northwestern University. Mr. Codd currently serves on our Audit Committee and Compensation Committee.

Qualifications

Our Board determined that Mr. Codd should serve as a director based on his management and software industry experience, including his experience in finance, which gives him a breadth of knowledge and valuable understanding of our industry.

6    Veeva Systems Inc. | 2017 Proxy Statement

Proposal One

Name	Age	Principal Occupation and Business Experience
Peter P. Gassner	52

Mr. Gassner is one of our founders and has served as our Chief Executive Officer and one of our directors since January 2007. Prior to joining Veeva, Mr. Gassner was Senior Vice President of Technology at salesforce.com, inc., a provider of enterprise cloud computing solutions, from July 2003 to June 2005, where he led the development effort to extend the Salesforce Platform to the enterprise. Prior to his time with salesforce.com, Mr. Gassner was with PeopleSoft from January 1995 to June 2003. At PeopleSoft, he served as Chief Architect and General Manager responsible for development, strategy, marketing and deployment of PeopleTools, the architecture underlying PeopleSoft’s application suite. Mr. Gassner began his career with International Business Machines Corporation (IBM). At IBM, Mr. Gassner conducted research and development on relational database technology, including the DB2 database. Mr. Gassner has served on the board of directors of Guidewire Software, Inc. since June 2015 and Zoom Video Communications, Inc. since November 2015. Mr. Gassner earned a Bachelor of Science degree in Computer Science from Oregon State University.

Qualifications

Our Board determined that Mr. Gassner should serve as a director based on his position as one of our founders and as our Chief Executive Officer, his extensive experience in general management and software and platform development and his experience in the software industry.

There are no family relationships among any of our directors or executive officers.

Board and Committee Meeting Attendance

Our Board met five times during our fiscal year ended January 31, 2017 (“fiscal 2017”). No director attended fewer than 75%, in the aggregate, of the total number of meetings of the Board and the total number of committee meetings of which he was a member during fiscal 2017. It is our policy that directors are invited and encouraged to attend our annual meetings of stockholders. We have scheduled our Annual Meeting on the same day as a regularly scheduled Board meeting in order to facilitate attendance by the members of our Board. Last year, except for Mr. Sekhri, each member of our Board attended our 2016 annual meeting of stockholders. The membership of each standing committee and number of meetings held during fiscal 2017 are identified in the table below.

Name	Audit	Compensation	Governance
Peter P. Gassner
Timothy C. Barabe	✓		Chair
Paul E. Chamberlain	✓
Ronald E.F. Codd	Chair	✓
Gordon Ritter		Chair
Paul Sekhri			✓
Number of meetings held during fiscal 2017	9	5	2

Board Committees

Our Board has established an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. Our Board and its committees set schedules for meeting throughout the year

Veeva Systems Inc. | 2017 Proxy Statement    7

Proposal One

and also hold special meetings and act by written consent from time to time, as appropriate. Our Board has delegated various responsibilities and authority to its committees as generally described below. The committees will regularly report on their activities and actions to the full Board. Each member of each committee of our Board qualifies as an independent director in accordance with New York Stock Exchange (“NYSE”) listing standards.

Audit Committee

The Audit Committee oversees our accounting practices, system of internal controls, audit processes, and financial reporting processes. Among other things, our Audit Committee is responsible for reviewing our disclosure controls and processes, the adequacy and effectiveness of our internal controls, and the performance of our internal audit function. It also discusses the scope and results of the audit with our independent registered public accounting firm, reviews with our management and our independent registered public accounting firm our interim and year-end operating results, and, as appropriate, initiates inquiries into aspects of our financial affairs. Our Audit Committee is responsible for establishing procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls, or auditing matters and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. In addition, our Audit Committee has sole and direct responsibility for the appointment, retention, compensation, and oversight of the work of our independent registered public accounting firm, including approving services and fee arrangements. Significant related party transactions will be approved by our Audit Committee before we enter into them, as required by applicable rules and NYSE listing standards.

The members of our Audit Committee are independent, non-employee members of our Board and can qualify as independent under Rule 10A-3 of the Securities Exchange Act of 1934 (the “Exchange Act’) and related NYSE listing standards, as determined by our Board. Each read and understand fundamental financial statements. Our Board has determined that the service of Mr. Barabe and Mr. Codd on the audit committee of three other public company boards of directors will not impair their ability to serve effectively on our Audit Committee. Our Board has also determined that all members of our Audit Committee qualify as audit committee financial experts within the meaning of regulations of the Securities and Exchange Commission (the “SEC”) and meet the financial sophistication requirements of the NYSE. The designation does not impose on them any duties, obligations or liabilities that are greater than are generally imposed on any other member of our Board.

Compensation Committee

The purpose of our Compensation Committee is to discharge the responsibilities of our Board relating to executive compensation policies and programs. Among other things, specific responsibilities of our Compensation Committee include evaluating the performance of our Chief Executive Officer and determining our Chief Executive Officer’s compensation. The Compensation Committee also determines the compensation of our other executive officers in consultation with our Chief Executive Officer. In addition, our Compensation Committee administers our stock-based compensation plans, including granting equity awards and approving modifications of such awards. Our Compensation Committee also reviews and approves various other compensation policies and matters and has both the authority to engage its own advisors to assist it in carrying out its function and the responsibility to assess the independence of such advisors in accordance with SEC rules and NYSE listing standards.

Our Compensation Committee has delegated to the non-executive equity committee, consisting of our Chief Executive Officer, the authority to approve equity grants within certain guidelines, which include a prohibition on the approval of equity grants to our executive officers. Our Chief Executive Officer, Chief

8    Veeva Systems Inc. | 2017 Proxy Statement

Proposal One

Financial Officer and General Counsel assist our Compensation Committee in carrying out its functions, although they do not participate in deliberations or decisions with respect to their own compensation. During fiscal 2017, our Compensation Committee engaged the services of Compensia, Inc., a compensation consulting firm, to advise it regarding the amount and types of compensation that we provide to our executives and directors and how our compensation practices compared to the compensation practices of other companies. Compensia reports directly to the Compensation Committee. Compensia does not provide any services to us other than the services provided to the Compensation Committee. Our Compensation Committee believes that Compensia does not have any conflicts of interest in advising the Compensation Committee under applicable SEC rules or NYSE listing standards.

The members of our Compensation Committee are “non-employee” directors under Rule 16b-3 of the Exchange Act, “outside directors” under applicable tax rules, and qualify as independent under Rule 10C of the Exchange Act and related NYSE listing standards, as determined by our Board.

Nominating and Governance Committee

The Nominating and Governance Committee oversees the nomination of directors, including, among other things, identifying, evaluating, and making recommendations of nominees to our Board and evaluates the performance of our Board and individual directors. Our Nominating and Governance Committee is also responsible for reviewing developments in corporate governance practices, evaluating the adequacy of our governance practices, and making recommendations to our Board concerning corporate governance matters.

The members of our Nominating and Governance Committee are non-employee members of our Board and are independent under the listing standards of the NYSE applicable to Nominating and Governance Committee members.

Compensation Committee Interlocks and Insider Participation

During fiscal 2017, our Compensation Committee consisted of Messrs. Codd and Ritter. None of our executive officers serves, or served during fiscal 2017, as a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of our Board or our Compensation Committee.

Director Compensation

The following table sets forth information about the compensation of the non-employee members of our Board who served as a director during fiscal 2017. Other than as set forth in the table and described more fully below, during fiscal 2017, we did not pay any fees to, make any equity awards or non-equity awards to or pay any other compensation to the non-employee members of our Board. Mr. Gassner, our Chief Executive Officer, receives no compensation for his service as a director and is not included in the table below.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)(3)(4)	Total ($)
Timothy C. Barabe	50,000	174,988	224,988
Paul E. Chamberlain	50,000	174,988	224,988
Ronald E.F. Codd	57,083	212,472	269,555
Gordon Ritter	60,417	225,000	285,416
Paul Sekhri	47,500	150,000	197,500

(1)	Includes the annual retainers paid to each director.

Veeva Systems Inc. | 2017 Proxy Statement    9

Proposal One

(2)

Represents the aggregate grant date fair value of RSUs and stock options granted to the director during fiscal 2017, computed in accordance with FASB ASC Topic No. 718. See note 10 of the notes to our consolidated financial statements included in our annual report on Form 10-K filed on March 30, 2017 for a discussion of the assumptions made by us in determining the grant date fair values of our equity awards.

(3)

As of January 31, 2017, the above-listed non-employee directors held outstanding options to purchase shares of our Class A common stock as follows: Mr. Barabe — 0; Mr. Chamberlain — 0; Mr. Codd — 40,000; Mr. Ritter — 40,000; and Mr. Sekhri — 60,000. As of January 31, 2017, Mr. Codd also held an outstanding option to purchase 139,250 shares of Class B common stock which represents the unexercised and vested portion of an option granted in March 2012 for 312,500 shares of Class B common stock.

(4)

As of January 31, 2017, the above-listed non-employee directors held outstanding RSUs under which the following number of shares of our Class A common stock were issuable upon vesting: Mr. Barabe — 2,584; Mr. Chamberlain — 2,584; Mr. Codd — 3,137; Mr. Ritter — 3,322; and Mr. Sekhri — 2,215.

Non-Employee Director Compensation Plan

Amended Compensation Plan

Effective September 9, 2015 for Messrs. Barabe and Chamberlain and effective at the 2016 annual meeting of stockholders for Messrs. Codd, Ritter and Sekhri, each non-employee member of the Board receives an annual cash retainer of $50,000, paid quarterly.

Non-employee members of the Board also receive issuances of RSUs under the 2013 Equity Incentive Plan. On the date of each annual meeting of our stockholders, each non-employee director who is serving on the Board as of such date will be issued RSUs valued at $150,000 of our Class A common stock. In addition, the non-executive chairman or lead independent director will receive an additional issuance of RSUs valued at $50,000 of our Class A common stock. Non-employee members of the Audit Committee and Compensation Committee will be issued RSUs valued at $25,000 and $12,500, respectively, of our Class A common stock with the chairs of those committees issued RSUs valued at $50,000 and $25,000, respectively, of our Class A common stock. Such annual grants vest quarterly over one year and are valued on the grant date. New directors will receive cash and equity compensation on a pro-rated basis to coincide with our annual director compensation period, which begins in the month of our annual meeting of stockholders.

Prior Compensation Plan

Prior to the amendment of our Non-Employee Director Compensation Plan in September 2015, each non-employee member of our Board received an annual cash retainer of $40,000 paid quarterly and the non-executive chairman or lead independent director received an additional annual cash retainer of $20,000 paid quarterly. Non-employee members of the Audit Committee, Compensation Committee, and Nominating and Governance Committee received an annual cash retainer of $9,000, $7,000, and $4,000, respectively, paid quarterly with the chairs of those committees receiving an annual cash retainer of $20,000, $15,000, and $7,500, respectively, paid quarterly.

Additionally, non-employee members of our Board also received grants of non-statutory stock options under the 2013 Equity Incentive Plan both upon joining the Board and on the date of each annual meeting of stockholders. The initial grant would be in an amount and with a vesting scheduled determined by our Board and with an exercise price equal to the fair market value of our Class A common stock on the grant date. The annual grant would be for 20,000 shares of our Class A common stock, vesting in full on the one-year anniversary of the grant date and having an exercise price equal to the fair market value of our Class A common stock on the grant date.

We have a policy of reimbursing directors for their reasonable out-of-pocket expenses incurred in attending Board and committee meetings.

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CORPORATE GOVERNANCE

Board Leadership Structure

Pursuant to our Corporate Governance Principles, our Board may separate or combine the roles of the Chairman of the Board and Chief Executive Officer when and if it deems it advisable and in our best interests and in the best interests of our stockholders to do so. We currently separate the positions of Chairman and Chief Executive Officer. Our Board is currently chaired by Mr. Ritter. Separating the positions of Chief Executive Officer and Chairman allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman to lead our Board in its fundamental role of providing independent advice to, and oversight of, management. Our Board believes that having an independent director serve as Chairman is the appropriate leadership structure for us at this time. Mr. Ritter, as our Chairman, presides over separate regularly scheduled executive session meetings at which only independent directors are present. Our Corporate Governance Principles are posted on the Investors portion of our website at http://ir.veeva.com.

Board Oversight of Risk

One of the key functions of our Board is informed oversight of our risk management process. In particular, our Board is responsible for monitoring and assessing strategic risk exposure. Our executive officers are responsible for the day-to-day management of the material risks we face. Our Board administers its oversight function directly as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. For example, our Audit Committee is responsible for overseeing the management of risks associated with our financial reporting, accounting and auditing matters, as well as overseeing our internal audit function, which focuses on these and other enterprise risks; our Compensation Committee oversees major risks associated with our compensation policies and programs; and our Nominating and Governance Committee oversees the management of risks associated with director independence, conflicts of interest, composition and organization of our Board, and director succession planning.

Board Composition

Our business affairs are managed under the direction of our Board, which is currently composed of six members. Five of our directors are independent within the meaning of the NYSE listing standards. Our Board is divided into three classes with staggered three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election.

Directors in a particular class will be elected for three-year terms at the annual meeting of stockholders in the year in which their terms expire. As a result, only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Each director’s term continues until the election and qualification of his or her successor, or the earlier of his or her death, resignation or removal. The classification of our Board may have the effect of delaying or preventing changes in our control or management.

Director Independence

Our Class A common stock is listed on the NYSE. The listing standards of this stock exchange generally require that a majority of the members of a listed company’s board of directors be independent. In addition, the listing standards of the NYSE require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees be independent. Under the listing standards of the NYSE, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

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Corporate Governance

Our Board has determined that none of our non-employee directors has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the listing standards of the NYSE. The independent members of our Board hold separate regularly scheduled executive session meetings at which only independent directors are present.

Corporate Governance Policies

Our Board has adopted a Code of Conduct that applies to all of our directors, employees, and officers, including our Chief Executive Officer, Chief Financial Officer, and other executive and senior financial officers. The full text of our Code of Conduct is posted on the Investors portion of our website at http://ir.veeva.com. Each committee of our Board has a written charter approved by our Board. Copies of each charter are also posted on the Investors portion of our website. On an annual basis, our Board, or one of its committees, reviews our Corporate Governance Principles, the written charters for each of the Board’s committees, and our Code of Conduct. We will disclose any future amendments to, or waiver of, our Code of Conduct, on the Investors portion of our website.

Stockholder Recommendations for Nominations to the Board

Our Nominating and Governance Committee has adopted Policies and Procedures for Director Candidates. Stockholder recommendations for candidates to our Board must be received by December 31st of the year prior to the year in which the recommended candidates will be considered for nomination, must be directed in writing to our principal executive offices, Attention: Corporate Secretary, and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between us and the candidate within the last three years, and evidence of the recommending person’s ownership of our capital stock. Such recommendations must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for membership on the Board, including issues of character, judgment, diversity, age, independence, expertise, corporate experience, other commitments and the like, personal references, and an indication of the candidate’s willingness to serve.

Communications with the Board

Stockholders and other interested parties wishing to communicate with our Board or with an individual member of our Board may do so by writing to the Board or to the particular member of the Board, care of the Corporate Secretary by mail to our principal executive offices, Attention: Corporate Secretary. The envelope should indicate that it contains a stockholder or interested party communication. All such communications will be forwarded to the director or directors to whom the communications are addressed.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that our executive officers and directors and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

SEC regulations require us to identify in this Proxy Statement anyone who filed a required report late during the most recent fiscal year. Based on our review of forms we received, or written representations from reporting persons, we believe that during fiscal 2017, all Section 16(a) filing requirements were satisfied on a timely basis except that each of Messrs. Faddis, Lequient, and Wallach delinquently filed a Form 4, each of which reported one transaction.

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Corporate Governance

Certain Relationships and Related Party Transactions

In addition to the compensation arrangements with our directors and executive officers described elsewhere in this Proxy Statement, the following is a description of each transaction since February 1, 2016 and each currently proposed transaction in which:

●	we have been or are to be a participant;

●	the amount involved exceeds or will exceed $120,000; and

●

any of our directors, executive officers or holders of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.

Employment Arrangements with Immediate Family Members of Our Executive Officers and Directors

Theodore Wallach, a brother of Matthew J. Wallach, our President, has been employed by us since September 2010. Theodore Wallach serves as a senior product manager. During fiscal 2017, Theodore Wallach had total cash compensation of $165,394.

Lisa Halsey, a sister-in-law of Timothy S. Cabral, our Chief Financial Officer, has been employed by us since August 2015. Ms. Halsey serves as a director in our employee success team. During fiscal 2017, Ms. Halsey had total cash and other compensation of $125,000.

The compensation level for each of Theodore Wallach and Ms. Halsey was comparable to the compensation paid to employees in similar positions that were not related to our executive officers and directors. They were also eligible for equity awards on the same general terms and conditions as applicable to other employees in similar positions who were not related to our executive officers and directors.

Indemnification Agreements

We have entered into indemnification agreements with our directors, executive officers, and other key employees. The indemnification agreements will provide that we indemnify each of our directors, executive officers, and key employees against expenses incurred by that director, executive officer, or key employee because of his or her status as one of our directors, executive officers, or key employees, to the fullest extent permitted by Delaware law, our Certificate of Incorporation and our Bylaws. In addition, the indemnification agreements provide that, to the fullest extent permitted by Delaware law, we will advance all expenses incurred by our directors, executive officers and other key employees in connection with a legal proceeding.

Policies and Procedures for Related Party Transactions

Pursuant to our Code of Conduct and Audit Committee charter, any related party transaction or series of transactions with an executive officer, director, or any of such person’s immediate family members or affiliates, in which the amount, either individually or in the aggregate, involved exceeds $120,000 must be presented to our Audit Committee for review, consideration and approval. All of our directors and executive officers are required to report to our Audit Committee any such related party transaction. In approving or rejecting the proposed transactions, our Audit Committee shall consider the relevant facts and circumstances available and deemed relevant to the Audit Committee, including, but not limited to the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products and, if applicable, the impact on a director’s independence. Our Audit Committee shall approve only those transactions that, in light of known circumstances, are not inconsistent with Veeva’s best interests, as our Audit Committee determines in the good faith exercise of its discretion.

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EXECUTIVE OFFICERS

The following table provides information concerning our executive officers as of May 9, 2017.

Name	Age	Position(s)
Peter P. Gassner	52	Chief Executive Officer and Director
Matthew J. Wallach	44	President
Timothy S. Cabral	49	Chief Financial Officer
E. Nitsa Zuppas	47	Chief Marketing Officer
Alan V. Mateo	55	Executive Vice President, Global Sales
Jonathan (“Josh”) Faddis	45	Senior Vice President, General Counsel and Corporate Secretary
Frederic Lequient	48	Senior Vice President, Global Customer Services

Peter P. Gassner. See biographical information set forth under “Proposal One — Directors Whose Terms Expire at the 2019 Annual Meeting (Class III).”

Matthew J. Wallach is one of our founders and has served in various senior executive roles since joining Veeva in March 2007. He currently serves as our President and prior to that served as our Chief Strategy Officer from September 2010 to August 2013. Between April 2005 and March 2007, Mr. Wallach served as Chief Marketing Officer at Health Market Science, Inc., a supplier of healthcare data solutions. From January 2004 to December 2004, Mr. Wallach served as Vice President of Marketing and Product Management at IntelliChem, Inc., a provider of scientific content management solutions. Mr. Wallach was previously the General Manager of the Pharmaceuticals & Biotechnology division at Siebel Systems, Inc., a customer relationship management software company, from August 1998 to December 2003. Mr. Wallach serves on the board of directors of HealthVerity, Inc., a healthcare data company. Mr. Wallach earned a Bachelor of Arts degree in Economics from Yale University and a Master of Business Administration from the Harvard Business School.

Timothy S. Cabral has served as our Chief Financial Officer since February 2010. Prior to joining Veeva, Mr. Cabral served as Chief Financial Officer and Chief Operations Officer for Modus Group, LLC, a wireless solutions and services company, from February 2008 to February 2010 and served as Chief Financial Officer and Vice President of Operations for Agistics, Inc., an employee management services company, from March 2005 to June 2007. Mr. Cabral previously spent more than seven years at PeopleSoft, beginning in November 1997, where he held various positions, including Vice President of Products & Technology Finance and Senior Director of Corporate FP&A. Mr. Cabral earned a Bachelor of Science degree in Finance from Santa Clara University and a Master of Business Administration from the Leavey School of Business at Santa Clara University.

E. Nitsa Zuppas has served as our Chief Marketing Officer since March 2013. Prior to joining Veeva, Ms. Zuppas served as Chief Marketing Officer for First Virtual Group, a diversified holding company with global interests in real estate, agribusiness, philanthropy, and global financial asset management, and Executive Director of the Siebel Foundation from February 2006 to March 2013. From March 1998 to January 2006, Ms. Zuppas served in a number of executive roles at Siebel Systems, including Director, Product Marketing, Senior Director, Investor Relations, General Manager, Siebel Retail, and Vice President, Marketing. Ms. Zuppas earned a Bachelor of Arts degree in Art History from California State University.

Alan V. Mateo has served as our Executive Vice President, Global Sales since April 2015. Prior to joining Veeva, Mr. Mateo served in various executive roles at Medidata Solutions, Inc., a provider of a platform of cloud-based solutions for life sciences, from March 2005 to February 2015, including as Executive Vice President of Field Operations from January 2014 to February 2015. Before Medidata, Mr. Mateo spent 11 years at PeopleSoft, where his responsibilities included product lines sales, sales operations and the integration of JD Edwards into PeopleSoft’s global sales organization. Prior to PeopleSoft, Mr. Mateo was northeast sales director for Red Pepper Software Co., a provider of supply

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Executive Officers

chain management planning application software, and a major account executive at JD Edwards. Mr. Mateo earned a Bachelor of Science in both Computer Science and Marketing from Juniata College.

Josh Faddis has served as our Senior Vice President since April 2016 and General Counsel since September 2012. Mr. Faddis has also served as our Corporate Secretary since May 2013. Prior to joining Veeva, Mr. Faddis served in various roles at Taleo Corporation, a software-as-a-service provider of human capital management solutions, beginning in June 2001 through April 2012, including Senior Vice President, General Counsel, and Corporate Secretary. Prior to joining Taleo, Mr. Faddis conducted intellectual property and business litigation at Fulbright & Jaworski LLP and served as a Judicial Clerk for the Honorable Justice Craig Enoch, Supreme Court of the State of Texas. Since July 2015, Mr. Faddis has served on the board of directors of 10ThousandWindows, a nonprofit organization focused on helping people, who have survived human trafficking, achieve safe, free, and sustainable employment. Mr. Faddis earned a Bachelor of Science in Agricultural Economics from Texas A&M University, magna cum laude, and a Juris Doctor degree from the Georgetown University Law Center.

Frederic Lequient has served as our Senior Vice President, Global Customer Services since February 2016. Prior to joining Veeva, Mr. Lequient served as Vice President, Customer Success at PubMatic, Inc., a marketing automation software platform company, from April 2015 to December 2015. From April 2014 to January 2015, Mr. Lequient served as Senior Vice President, Customer Success at FollowAnalytics, Inc., a provider of a mobile marketing automation and engagement platform. From April 2012 to April 2014, Mr. Lequient served as Group Vice President, Consulting at Oracle Corporation, an enterprise software company. From September 1999 to April 2012, Mr. Lequient served in various roles at Taleo, including as Vice President, Field Solutions and Business Development. Mr. Lequient earned a Bachelor of Engineering in Industrial Engineering from Université de Montréal — Ecole polytechnique de Montréal.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2017 for:

●	each of our named executive officers;

●	each of our directors;

●	all of our executive officers and directors as a group; and

●	each stockholder known by us to be the beneficial owner of more than 5% of our outstanding shares of Class A common stock or Class B common stock.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of Class A common stock or Class B common stock that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 106,969,418 shares of Class A common stock and 32,078,514 shares of Class B common stock outstanding at March 31, 2017. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to options and RSUs held by that person or entity that are currently exercisable or releasable or that will become exercisable or releasable within 60 days of March 31, 2017. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Veeva Systems Inc., 4280 Hacienda Drive, Pleasanton, California 94588.

	Shares Beneficially Owned				% Total Voting Power (1)
	Class A		Class B
Name of Beneficial Owner	Shares	%	Shares	%
Named Executive Officers and Directors:
Timothy C. Barabe	6,490	*	—	—	*
Timothy S. Cabral (2)	—	—	610,041	1.9	1.4
Paul E. Chamberlain	6,973	*	—	—	*
Ronald E.F. Codd (3)	44,706	*	248,500	*	*
Frank Defesche (4)	4,378	*	5,000	*	*
Josh Faddis (5)	1,074	*	141,499	*	*
Peter P. Gassner (6)	—	—	14,708,333	43.8	33.2
Frederic Lequient (7)	20,000	*	—	—	*
Alan V. Mateo (8)	29,777	*	—	—	*
Gordon Ritter (9)	481,223	*	6,950,000	21.7	16.4
Paul Sekhri (10)	45,730	*	—	—	*
E. Nitsa Zuppas (11)	54,015	*	22,799	*	*
All Executive Officers and Directors as a Group (12 persons) (12)	689,988	*	23,642,236	69.2	52.8
5% Stockholders:
T. Rowe Price Associates, Inc. (13)	8,586,514	8.0	—	—	*
The Vanguard Group (14)	7,558,227	7.1	—	—	*
Brown Capital Management, LLC (15)	7,176,697	6.7	—	—	*
Young A. Sohn (16)	—	—	7,343,585	22.9	17.2
Emergence Capital Partners II, L.P. (17)	—	—	6,950,000	21.7	16.2
Mark Armenante (18)	1,293,412	1.2	5,144,488	16.0	12.3
Artisan Partners Limited Partnership (19)	6,540,897	6.1	—	—	1.4

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Security Ownership of Certain Beneficial Owners and Management

*	Less than 1 percent.

(1)

Percentage of total voting power represents voting power with respect to all shares of our Class A and Class B common stock, as a single class. Holders of our Class B common stock are entitled to ten votes per share, and holders of our Class A common stock are entitled to one vote per share. Each share of Class B common stock is convertible, at any time at the option of the holder, into one share of Class A common stock.

(2)

Includes (i) 140,000 shares of Class B common stock held by Mr. Cabral and Julia Cabral as community property, (ii) 71,941 shares of Class B common stock held by the TC 2013 Annuity Trust, (iii) 234,934 shares of Class B common stock held by The Cabral Family Trust dated April 17, 2001, and (iv) 163,166 shares of Class B common stock issuable to Mr. Cabral pursuant to options exercisable within 60 days of March 31, 2017.

(3)

Includes (i) 4,706 shares of Class A common stock held by Mr. Codd, (ii) 40,000 shares of Class A common stock issuable to Mr. Codd pursuant to options exercisable within 60 days of March 31, 2017, (iii) 114,250 shares of Class B common stock held by the Codd Revocable Trust dated March 6, 1998, and (iv) 134,250 shares of Class B common stock issuable to Mr. Codd pursuant to an option exercisable within 60 days of March 31, 2017.

(4)

Includes (i) 4,378 shares of Class A common stock held by Mr. Defesche and (ii) 5,000 shares of Class B common stock issuable to Mr. Defesche pursuant to options exercisable within 60 days of March 31, 2017.

(5)

Includes (i) 1,074 shares of Class A common stock held by Mr. Faddis, (ii) 16,000 shares of Class B common stock held by Mr. Faddis, and (iii) 125,499 shares of Class B common stock issuable to Mr. Faddis pursuant to options exercisable within 60 days of March 31, 2017.

(6)

Includes (i) 10,000,000 shares of Class B common stock held by Mr. Gassner, (ii) 3,208,333 shares of Class B common stock held by Peter Gassner and Piyajit Gassner as Community Property and (iii) 1,500,000 shares of Class B common stock issuable to Mr. Gassner pursuant to options exercisable within 60 days of March 31, 2017.

(7)	Includes 20,000 shares of Class A common stock issuable to Mr. Lequient pursuant to an option exercisable within 60 days of March 31, 2017.

(8)

Includes (i) 6,729 shares of Class A common stock held by Mr. Mateo, (ii) 21,298 shares of Class A common stock issuable to Mr. Mateo pursuant to an option exercisable within 60 days of March 31, 2017, and (iii) 1,750 shares of Class A common stock issuable to Mr. Mateo pursuant to RSUs vesting within 60 days of March 31, 2017.

(9)

Includes (i) 4,984 shares of Class A common stock held by Mr. Ritter, (ii) 436,239 shares of Class A common stock held by the Ritter-Metzler Revocable Trust dated November 6, 2000, (iii) 40,000 shares of Class A common stock issuable to Mr. Ritter pursuant to an option exercisable within 60 days of March 31, 2017, and (iv) 6,950,000 shares of Class B common stock held by Emergence Capital Partners II, L.P. (ECP II), as reflected in footnote 17 below. Mr. Ritter, a member of our Board, is a member of Emergence GP Partners, LLC (EGP) and has shared voting and dispositive power with regard to the shares directly held by ECP II. Mr. Ritter disclaims beneficial ownership of the securities except to the extent of his pecuniary interest therein.

(10)

Includes (i) 5,730 shares of Class A common stock held by Mr. Sekhri and (ii) 40,000 shares of Class A common stock issuable to Mr. Sekhri pursuant to an option exercisable within 60 days of March 31, 2017.

(11)

Includes (i) 12,349 shares of Class A common stock held by Ms. Zuppas, (ii) 41,666 shares of Class A common stock issuable to Ms. Zuppas pursuant to an option exercisable within 60 days of March 31, 2017, and (iii) 22,799 shares of Class B common stock issuable to Ms. Zuppas pursuant to an option exercisable within 60 days of March 31, 2017.

(12)	Includes (i) 485,274 shares of Class A common stock and (ii) 21,436,651 shares of Class B common stock beneficially owned by our directors and executive officers.

(13)

Based solely on information reported on a Schedule 13G/A filed with the SEC on February 7, 2017, T. Rowe Price Associates, Inc. has sole voting power over 2,367,130 shares of Class A common stock and sole dispositive power over 8,586,514 shares of Class A common stock. The address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202.

(14)

Based solely on information reported on a Schedule 13G/A filed with the SEC on February 10, 2017, The Vanguard Group has sole voting power over 56,783 shares of Class A common stock, shared voting power over 9,140 shares of Class A common stock, sole dispositive power over 7,496,441 shares of Class A common stock, and shared dispositive power over 61,786 shares of Class A common stock. The subsidiaries included in the report were as follows: Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania, 19355.

(15)

Based solely on information reported on a Schedule 13G/A filed with the SEC on February 9, 2017, Brown Capital Management, LLC has sole voting power over 4,178,621 shares of Class A common stock and sole dispositive power over 7,176,697 shares of Class A common stock. The address of Brown Capital Management, LLC is 1201 N. Calvert Street, Baltimore, Maryland 21202.

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Security Ownership of Certain Beneficial Owners and Management

(16)	Based solely on information reported on a Schedule 13G/A filed with the SEC on February 13, 2017, Ms. Sohn has sole voting and dispositive power over 7,343,585 shares of Class B common stock.

(17)

Based solely on information reported on a Schedule 13G/A filed with the SEC on February 6, 2017, consists of 6,950,000 shares of Class B common stock held by ECP II. Additional persons identified in the report were as follows: Emergence Equity Partners II, L.P. (EEP II) and Emergence GP Partners, LLC (EGP). EGP is the sole general partner of EEP II, which is the sole general partner of ECP II. The address of the reporting persons is 160 Bovet Road, Suite 300, San Mateo, California 94402.

(18)

Based solely on information reported on a Schedule 13G/A filed with the SEC on February 13, 2017, Mr. Armenante has sole voting and dispositive power over 5,144,488 shares of Class B common stock and shared voting and dispositive power over 1,293,412 shares of Class A common stock.

(19)

Based solely on information reported on a Schedule 13G filed with the SEC on February 3, 2017, Artisan Partners Limited Partnership has shared voting power over 5,857,637 shares of Class A common stock and shared dispositive power over 6,540,897 shares of Class A common stock. Additional person identified in the report were as follows: Artisan Investments GP LLC, Artisan Partners Holdings LP, and Artisan Partners Asset Management Inc. The address of the reporting persons is 875 East Wisconsin Avenue, Suite 800, Milwaukee, Wisconsin 53202.

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COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis explains our compensation philosophy, policies, and practices for fiscal 2017 for the following individuals, who we refer to in this Compensation Discussion and Analysis and the accompanying compensation tables as our “named executive officers,” or “NEOs:”

Name	Position
Peter P. Gassner	Chief Executive Officer
Timothy S. Cabral	Chief Financial Officer
Frank Defesche	Senior Vice President and General Manager, Vault QualityOne
Josh Faddis	Senior Vice President, General Counsel and Corporate Secretary
Frederic Lequient	Senior Vice President, Global Customer Services
Alan V. Mateo	Executive Vice President, Global Sales
E. Nitsa Zuppas	Chief Marketing Officer

More detailed information about the compensation provided to our NEOs for fiscal 2017 is set forth in the Summary Compensation Table and other tables that follow this section, as well as the accompanying footnotes and narratives relating to those tables. In March 2016, Mr. Defesche transitioned to his current role at Veeva and ceased to be an executive officer of Veeva. He is included as an NEO in this discussion and accompanying tables for fiscal 2017 pursuant to SEC rules because of his status as an executive officer during a portion of fiscal 2017.

Executive Summary

Since our initial public offering (“IPO”) in October 2013, our Board and Compensation Committee have maintained a simple structure for our executive compensation programs. We have paid our NEOs cash compensation that is below the cash compensation levels paid by our peers, and we have emphasized long-term equity compensation in the form of stock options and RSUs. Our executive officers have been paid nearly identical annual base salaries since our IPO, and, other than the officer holding the position of Senior Vice President, Global Customer Services, none of our executive officers have been paid short-term cash incentive bonuses.

Our Board and Compensation Committee have adhered to this executive compensation approach because they believe it is effective and is consistent with our compensation philosophy as described below.

Executive Compensation Philosophy, Objectives and Components

We operate in the software/technology industry and face a highly competitive environment for top-level executive talent. It is critical to accomplishing our business objectives that we are able to attract and retain talented executives whose skills and experience enable them to contribute to our long-term success. As such, the principal objectives and philosophy of our executive compensation programs are to attract, fairly compensate, appropriately incentivize, and retain our executives in a manner that aligns their long-term interests with those of our stockholders. In fiscal 2017, the primary components of our compensation programs for our NEOs were base salary and stock options and, with respect to certain NEOs, RSUs. Our Senior Vice President, Global Customer Services was also eligible to receive variable cash compensation. As discussed in more detail below, beginning in our fiscal year ending January 31, 2018 (“fiscal 2018”), none of our executive officers are eligible for variable cash compensation.

Role of Compensation Committee, Management and Compensation Consultant

Role of Compensation Committee.    Our Board has established a Compensation Committee to discharge its responsibilities relating to our executive compensation policies and programs. Our

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Executive Compensation

Compensation Committee evaluates the performance of our Chief Executive Officer and determines his compensation. The Compensation Committee also determines the compensation of our other executive officers in consultation with our Chief Executive Officer. In making its decisions, our Compensation Committee considers such matters as the members deem appropriate, including our financial and operating performance, the performance of our Class A common stock, factors specific to individual officers such as their individual achievements and retention concerns, our operational goals, and the comparative compensation data described below. From time to time, our Board approves equity grants to our executive officers upon the recommendation of the Compensation Committee, although our Compensation Committee is also authorized to approve such grants. Our Compensation Committee has delegated authority to our Chief Executive Officer to make certain routine equity award grants, as described below. For additional information on the Compensation Committee, see “Board Committees — Compensation Committee” elsewhere in this Proxy Statement.

Role of Management.    Members of management, including our Chief Executive Officer, Chief Financial Officer, and General Counsel, work with our Compensation Committee and often attend the Compensation Committee meetings. Members of management also make presentations to our Compensation Committee regarding our historical equity grants and the adequacy of the remaining equity pool to achieve retention objectives. Although our Chief Executive Officer participates in the discussion and decisions relating to the compensation of our other executive officers, he does not participate in the decision-making process with respect to his own compensation. Our Chief Executive Officer comprises the Non-Executive Equity Committee, to which our Compensation Committee has delegated authority to make routine equity award grants to newly-hired, non-officer-level employees, as well as promotional and refresh equity award grants to non-officer-level employees, all within certain share parameters established and reviewed from time to time by the Compensation Committee.

Role of Compensation Consultant.    Our Compensation Committee has the authority to engage its own advisors to assist it in performing its duties, and we pay the fees charged by such advisors. Compensia has been engaged to assist the Compensation Committee in its decision-making process by providing information on competitive market compensation practices, identifying a peer group against which to compare our compensation programs, providing information including market data on our outside director compensation program, and supplying such other information and recommendations as the Compensation Committee may from time to time request.

Peer Group and Competitive Data

In making compensation decisions for our NEOs for fiscal 2017, our Compensation Committee considered data supplied by Compensia on the compensation of executives at the peer companies listed below. Our Compensation Committee believes it is useful to review this comparative data when evaluating our executive compensation programs and making compensation decisions for our NEOs. While it uses this data as a reference point, the Compensation Committee does not feel it necessary at this stage to mirror the compensation provided by these other companies or to target any specific percentile or range of percentiles for cash, incentive, equity or total compensation for our executive officers relative to these peer companies.

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Executive Compensation

At the end of fiscal 2014, Compensia recommended a peer group, which our Compensation Committee accepted. Compensia evaluates our peer group annually, and the only change to peer group since fiscal 2014 is to remove Concur Technologies due to its acquisition by SAP in December 2014. Our Compensation Committee considered the peer group’s compensation practices data for compensation decisions during and with respect to fiscal 2017. The peer group consisted of the following companies, which our Compensation Committee has determined are appropriate based upon industry, revenue, market cap, profitability, and headcount:

Aspen Technology	athenahealth	CommVaultSystems	Cornerstone OnDemand
Guidewire Software	Infoblox (1)	Medidata Solutions	NetSuite (1)
Palo Alto Networks	Qlik Technologies (1)	ServiceNow	SolarWinds (1)
Splunk	Tableau Software	The Ultimate Software Group	Workday

(1)

Infoblox, Netsuite, Qlik Technologies, and SolarWinds have been acquired. However, compensation information was available at the time of Compensia’s evaluation for fiscal 2017 so they were included in our peer group for fiscal 2017 determinations.

Principal Elements of Compensation

The compensation of our NEOs for fiscal 2017 consisted of base salary and stock options (including stock options granted in prior fiscal years that continued vesting during fiscal 2017) and, with respect to certain NEOs, RSUs and variable cash compensation. The relative proportion of these components have not been dictated by any particular formula, and the mix and amount of compensation elements has been and will continue to be within the discretion and business judgment of our Compensation Committee.

With respect to our Chief Executive Officer and our Chief Financial Officer, as well as an additional executive officer and co-founder who is not an NEO for fiscal 2017, our Compensation Committee purposefully emphasized long-term incentive compensation in the form of stock options to align the officers’ long-term interests with those of our stockholders. Prior to completing our IPO in October 2013, our Compensation Committee determined to maintain through the IPO and for some time thereafter a straight-forward executive compensation program for these executives that would continue to foster an ownership mentality by emphasizing long-term equity compensation, in the form of stock options, over cash compensation. We do not currently provide these executive officers any form of compensation other than base salary, which is the same for each of these executives, and the stock options granted prior to our IPO. To date, our Compensation Committee is of the view that this compensation approach is appropriate for these most senior executive officers.

Compensation for our other NEOs consists of base salary, stock options, and, with respect to certain NEOs, RSUs. Our Senior Vice President, Global Customer Services was also eligible to receive a cash bonus based on the achievement of profitability goals. Our Compensation Committee has structured these compensation programs to attract new senior executives, provide competitive levels of more liquid and less volatile compensation through base salary and RSUs, continue to foster an ownership mentality and alignment with the long-term interests of stockholders through the use of RSUs and stock options, and encourage the achievement of key operational goals.

Base Salary.    We provide base salaries to our NEOs to compensate them for services rendered on a day-to-day basis and to provide sufficient fixed cash compensation to allow them to fund their personal and household expenses while remaining focused on their responsibilities to Veeva.

Since our IPO, Veeva has maintained a largely flat annual base salary structure for our executive officers. For fiscal year 2017, our Compensation Committee increased the base salary level for most of our executive officers from $275,000 to $300,000. This action was taken after observing that the total

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Executive Compensation

cash compensation for most of our NEOs fell below the 50th percentile of our peer group, even after factoring in the likely cash equivalent impact of RSUs vesting during the year. The one exception to this policy was Mr. Lequient. Due to the variable cash incentive bonus associated with his role as Senior Vice President, Global Customer Services, Mr. Lequient received a base salary of $275,000. In March 2017, our Compensation Committee increased Mr. Lequient’s annual base salary from $275,000 to $300,000 and eliminated his variable cash incentive bonus in order to standardize the base salaries of all of our executive officers. Therefore, all of our current NEOs have an annual base salary of $300,000 for the remainder of fiscal 2018.

Base salaries paid to our NEOs for fiscal 2017 are reflected in the Summary Compensation Table below. We expect that our Compensation Committee will continue to review base salary levels annually and may review them more frequently, for example in connection with a promotion.

Annual Cash Incentive Bonuses.    With one exception, we have not offered a short-term cash incentive bonus program to our NEOs since our IPO, and our Compensation Committee again determined for fiscal 2017 not to offer such a program. Rather, our Board and Compensation Committee continue to believe that our reliance on equity compensation adequately facilitates the achievement of corporate operational goals and aligns each NEO with long-term stockholder interest. Accordingly, except as described below, none of our NEOs were paid any cash incentive bonus for fiscal 2017.

The one exception to our policy of not offering short-term cash incentive bonuses has been for the executive officer in the role of Senior Vice President, Global Customer Services. Our Compensation Committee believed that to be competitive and to provide appropriate incentive to maintain a profitable professional services business, it was advisable to offer annual variable compensation to the executive in this role. For fiscal 2017, Mr. Defesche, who held this position until he was succeeded by Mr. Lequient in March 2016, was paid an aggregate of $32,180 in variable cash compensation, which is equal to 1.0% of global professional services profit for the first quarter of fiscal 2017 (pro rated for his time in the role during the quarter). Global professional services profit for purposes of this variable compensation calculation is non-GAAP professional services net income, which is calculated by excluding professional services income associated with certain new product lines from GAAP professional services net income. Mr. Lequient, who replaced Mr. Defesche in the role of Senior Vice President, Global Customer Services, was paid aggregate cash variable incentive bonuses totaling $138,590 for fiscal 2017, which is equal to 1.0% of global professional services profit for the first quarter of fiscal 2017 (pro rated for his time in the role during the quarter) and 0.55% of global professional services profit for the remainder of fiscal 2017. The global professional services profit for Mr. Lequient’s variable compensation was calculated on the same basis as described above for Mr. Defesche. Information about the variable cash compensation paid to the Senior Vice President, Global Customer Services for fiscal 2017 is included in the Summary Compensation Table below.

In March 2017, our Compensation Committee, in consultation with our management, determined that the executive in the Senior Vice President, Global Customer Services role could be adequately incentivized through stock options and RSUs similar to our other NEOs. Therefore, starting in fiscal 2018, the short-term cash incentive bonus for our Senior Vice President, Global Customer Services, currently Mr. Lequient, was suspended.

Equity Awards.    We grant stock options and RSUs from time to time to employees, including our NEOs, under our stock plans. Stock options allow our executive officers to purchase shares of our common stock at a price per share equal to the fair market value of our common stock on the date of grant. Our options typically have a five-year vesting schedule. Our Compensation Committee believes that options are inherently performance-based because the holder benefits only if our stock price

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Executive Compensation

increases following the option grant date, aligning the option holder’s interest closely with those of our stockholders. In addition, our RSU awards provide shares that will be issued upon satisfaction of service period vesting conditions, typically over a four-year vesting schedule. Our Compensation Committee believes that a grant of RSU awards serves as an effective retention tool for our executive officers because unvested awards are forfeited if an executive officer voluntarily leaves us before the awards have vested and because they have a more readily ascertainable cash value and provide greater liquidity than stock options. We believe that the combination of stock options and RSUs in our long-term equity program emphasizes an ownership culture and rewards our executives for growing our business.

In keeping with the compensation approach applied to our Chief Executive Officer and Chief Financial Officer described above, our Compensation Committee last granted equity awards to these officers in March 2013 in the form of stock options with longer-than-usual vesting periods (seven and six years, respectively). Information about these stock options can be found in the Outstanding Equity Awards at Fiscal 2017 Year End table below. Neither our Chief Executive Officer nor our Chief Financial Officer has been granted any additional equity awards since 2013.

In fiscal 2017, our Compensation Committee granted RSUs to all our NEOs other than our Chief Executive Officer and Chief Financial Officer in order to provide competitive compensation using a more liquid and less volatile means as compared to stock option grants. In fiscal 2017 and in connection with joining Veeva, our Compensation Committee granted Mr. Lequient stock options and RSUs. Details regarding fiscal 2017 equity awards to our NEOs is set forth in the Summary Compensation Table and Fiscal 2017 Grants of Plan-Based Awards table below.

Perquisites, Retirement and Other Benefits.    We generally do not provide perquisites or other benefits to our NEOs other than those available to employees generally. We have established a 401(k) tax-deferred savings plan, which permits participants, including our NEOs, to make contributions by salary deduction pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”). We are responsible for administrative costs of the 401(k) plan. We may, at our discretion, make matching contributions to the 401(k) plan. However, no employer contributions have been made to date.

Severance and Change in Control Benefits.    Other than Mr. Faddis, none of our NEOs is currently eligible for any severance or change in control-related benefits. Mr. Faddis’ offer letter with us, negotiated when he was hired in late 2012, provides that if he is terminated without cause or resigns for good reason within 60 days prior to or 18 months following a change in control, then he will vest in all of his then-outstanding equity awards to the same extent as if he had remained employed for an additional 24 months from the date of such termination or resignation.

Other Compensation-Related Policies

Executive Officer Recoupment Policy

We have not adopted a policy on whether we will make retroactive adjustments to any cash or equity-based incentive compensation paid to our NEOs (or others) where the payment was predicated upon the achievement of financial results that were subsequently the subject of a restatement. While we do not currently offer variable compensation based upon achievement of financial results, our Compensation Committee continues to evaluate the adoption of a recoupment policy pending final SEC rules. In the meantime, we intend to comply with all applicable laws and regulations requiring any adjustments to or recovery of incentive compensation.

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Executive Compensation

Stock Ownership Guidelines; Trading and Hedging Policies

Our Corporate Governance Principles encourage our executive officers to own Veeva stock. We do not, however, have stock ownership guidelines for our executive officers that require ownership of a specific amount of Veeva stock because our Compensation Committee believes that the stock and option holdings of our executive officers are sufficient at this time to align their interests with those of our stockholders. However, we continue to evaluate the usefulness and appropriateness of such guidelines from time to time. Our executive officers are subject to our Insider Trading Policy that prohibits, among other things, hedging transactions in Veeva stock, pledging Veeva stock, and holding Veeva stock in a margin account among other restrictions.

Compensation Policies and Practices as They Relate to Risk Management

Our Compensation Committee has reviewed our compensation-related risks and does not believe that our compensation policies and practices encourage undue or inappropriate risk taking or create risks that are reasonably likely to have a material adverse effect on Veeva, since our straight-forward executive compensation program continues to foster an ownership mentality by emphasizing long-term equity compensation over cash compensation.

Tax and Accounting Considerations

Deductibility of Executive Compensation

Section 162(m) of the Code, will limit the amount that we may deduct from our federal income taxes for remuneration paid to our executive officers to one million dollars per executive officer per year, unless certain requirements are met. Section 162(m) provides an exception from this deduction limitation for certain forms of “performance-based compensation,” as well as for the gain recognized by executive officers upon the exercise of qualifying compensatory stock options. Gain from settlement of restricted stock units and bonus payments to executives may not be tax deductible. While our Compensation Committee is mindful of the benefit to us of the full deductibility of compensation and will consider deductibility when analyzing potential compensation alternatives, our Compensation Committee believes that it should not be constrained by the requirements of Section 162(m) where those requirements would impair flexibility in compensating our executive officers in a manner that can best promote our corporate objectives. Therefore, our Compensation Committee has not adopted a policy that requires that all compensation be deductible. In fiscal 2017, there was no limitation in the deductibility of compensation to our executive officers under Section 162(m).

No Gross-Ups of Parachute Payments and Deferred Compensation

We did not provide any executive officer, including any NEO, with a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Sections 280G, 4999, or 409A of the Code during fiscal 2017, and we have not agreed and are not otherwise obligated to provide any NEOs with such a “gross-up” or other reimbursement.

Accounting Treatment

We account for stock compensation in accordance with the authoritative guidance set forth in ASC Topic 718, which requires companies to measure and recognize the compensation expense for all share-based awards made to employees and directors, including stock options and RSUs, over the period during which the award recipient is required to perform services in exchange for the award (for executive officers, generally the four- or five-year vesting period of the award). We estimate the fair value of stock options granted using the Black-Scholes option-valuation model “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below.

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Executive Compensation

Compensation Committee Report (1)

The Compensation Committee establishes the compensation programs for our named executive officers. In connection with such responsibility, the Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement.

In reliance on the review and discussions referred to above, the Compensation Committee has recommended to the Board of Directors that this Compensation Discussion and Analysis be incorporated by reference into the Annual Report on Form 10-K for the year ended January 31, 2017 and included in this Proxy Statement.

Gordon Ritter, Chair

Ronald E.F. Codd

(1)

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act, other than our Annual Report on Form 10-K, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

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Executive Compensation

Summary Compensation Table

The following table provides information concerning the compensation paid to our NEOs for fiscal 2017.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($) (2)	Total ($)
Peter P. Gassner	2017	297,917	—	—	—	297,917
Chief Executive Officer	2016	275,000	—	—	—	275,000
	2015	275,000	—	—	—	275,000
Timothy S. Cabral	2017	297,917	—	—	—	297,917
Chief Financial Officer	2016	275,000	—	—	—	275,000
	2015	275,000	—	—	—	275,000
Frank Defesche (3)	2017	300,000	32,180	785,600	—	1,117,780
Senior Vice President and General Manager, Vault QualityOne	2016	300,000	214,626	210,960	—	725,586
Josh Faddis	2017	297,917	—	196,400	—	494,317
Senior Vice President, General Counsel and Corporate Secretary	2016	275,000	—	205,600	—	480,600
	2015	272,917	—	—	—	272,917
Frederic Lequient (4)	2017	275,000	138,590	874,440	1,178,040	2,466,070
Senior Vice President, Global Customer Services
Alan V. Mateo	2017	297,917	—	392,800	—	690,717
Executive Vice President, Global Sales	2016	221,058	—	944,650	6,266,000	7,431,708
E. Nitsa Zuppas	2017	297,917	—	196,400	—	494,317
Chief Marketing Officer	2016	275,000	—	848,560	—	1,123,560

(1)	Messrs. Defesche and Lequient received variable cash compensation as described in “Principal Elements of Compensation—Cash Incentive Bonuses.”

(2)

The amounts reported in these columns represent the aggregate grant date fair value of RSUs and options to purchase shares of our Class A common stock, as applicable, computed in accordance with FASB ASC Topic No. 718. See note 10 of the notes to our consolidated financial statements included in our annual report on Form 10-K filed on March 30, 2017 for a discussion of the assumptions made by us in determining the grant date fair value of our equity awards. These amounts do not purport to reflect the value that will be recognized by the NEOs upon sale of the underlying securities.

(3)

Effective March 23, 2016, Mr. Defesche ceased to be an executive officer in the role of Senior Vice President, Global Customer Services. He is included in this table pursuant to SEC rules because he was an executive officer during a portion of fiscal 2017.

(4)	Mr. Lequient joined Veeva in February 2016 and became an executive officer effective March 23, 2016.

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Executive Compensation

Fiscal 2017 Grants of Plan-Based Awards

The following table sets forth certain information regarding each plan-based award granted to our NEOs during fiscal 2017.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/share)	Grant Date Fair Value of Stock and Option Awards ($) (1)
Peter P. Gassner	—	—		—		—	—
Timothy S. Cabral	—	—		—		—	—
Frank Defesche	3/23/2016	32,000	(2)	—		—	785,600
Josh Faddis	3/23/2016	8,000	(2)	—		—	196,400
Frederic Lequient	2/29/2016	36,000	(2)	—		—	874,440
	3/3/2016	—		100,000	(3)	25.70	1,178,040
Alan V. Mateo	3/23/2016	16,000	(2)	—		—	392,800
E. Nitsa Zuppas	3/23/2016	8,000	(2)	—		—	196,400

(1)

The amounts reported represent the aggregate grant date fair value computed in accordance with FASB ASC Topic No. 718. See note 10 of the notes to our consolidated financial statements included in our annual report on Form 10-K filed on March 30, 2017 for a discussion of the assumptions made by us in determining the grant date fair value of our equity awards. These amounts do not purport to reflect the value that will be recognized by the NEOs upon sale of the underlying securities.

(2)	RSUs vest quarterly over four years, with 1/16th vesting per quarter, following the vesting commencement date of March 1, 2016.

(3)	Mr. Lequient’s stock options vest over five years, with 20% of the shares subject to the award vested on March 1, 2017, and 1/20th of the total shares vesting equally on a quarterly basis thereafter.

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Executive Compensation

Outstanding Equity Awards at Fiscal 2017 Year-End

The following table sets forth information regarding all unexercised options and unvested RSUs held by each of our NEOs as of January 31, 2017. The vesting schedule applicable to each outstanding award is described in the footnotes to the table below.

	Grant Date	Option Awards					Stock Awards
Name		Number of Securities Underlying Unexercised Options Vested (#)	Number of Securities Underlying Unexercised Options Unvested (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares of Stock that Have Not Vested ($) (1)
Peter P. Gassner	3/10/2013	1,277,777	2,055,556	(2)	3.92	3/9/2023	—		—
Timothy S. Cabral	2/24/2010	45,000	—		0.13	2/23/2020	—		—
	3/10/2013	86,777	555,556	(2)	3.92	3/9/2023	—		—
Frank Defesche	3/10/2013	—	122,500	(2)	3.92	3/9/2023	—		—
	3/23/2015	—	—		—	—	4,500	(3)	190,485
	3/23/2016	—	—		—	—	26,000	(4)	1,100,580
Josh Faddis	9/28/2012	81,500	50,000	(5)	1.54	9/27/2022	—		—
	3/10/2013	—	100,000	(2)	3.92	3/9/2023	—		—
	3/25/2015	—	—		—	—	4,500	(3)	190,485
	3/23/2016	—	—		—	—	6,500	(4)	275,145
Frederic Lequient	2/29/2016	—	—		—	—	29,250	(4)	1,238,153
	3/3/2016	—	100,000	(6)	25.70	3/2/2023	—		—
Alan V. Mateo	5/1/2015	66,401	324,999	(7)	26.99	4/30/2025	—		—
	5/1/2015	—	—		—	—	22,750	(8)	963,008
	3/23/2016	—	—		—	—	13,000	(4)	550,290
E. Nitsa Zuppas	3/26/2013	25,466	46,666	(9)	3.92	3/25/2023	—		—
	3/15/2014	55,000	45,000	(10)	32.26	3/14/2024	—		—
	3/25/2015	—	—		—	—	4,500	(3)	190,485
	4/27/2015	—	—		—	—	13,500	(3)	571,455
	3/23/2016	—	—		—	—	6,500	(4)	275,145

(1)

Computed in accordance with SEC rules as the number of unvested RSUs multiplied by the closing market price of our Class A common stock at the end of fiscal 2017, which was $42.33 on January 31, 2017 (the last trading day of fiscal 2017).

(2)

The stock options vest monthly over a five-year period following the vesting commencement date. The vesting commencement dates for the option grants are February 1 of 2014, 2015, 2016, and 2017 for Messrs. Cabral, Gassner, Defesche, and Faddis, respectively.

(3)	RSUs vest quarterly over four years, with 1/16th vesting per quarter, following the vesting commencement date of March 1, 2015.

(4)	RSUs vest quarterly over four years, with 1/16th vesting per quarter, following the vesting commencement date of March 1, 2016.

(5)	Mr. Faddis’ stock options vest over five years, with 20% of the shares subject to the award vested on September 17, 2013, and 1/60th of the total shares vesting equally on a monthly basis thereafter.

(6)	Mr. Lequient’s stock options vest over five years, with 20% of the shares subject to the award vested on March 1, 2017, and 1/20th of the total shares vesting equally on a quarterly basis thereafter.

(7)	Mr. Mateo’s stock options vest over five years, with 20% of the shares subject to the award vested on April 13, 2016, and 1/60th of the total shares vesting equally on a monthly basis thereafter.

(8)	Mr. Mateo’s RSUs vest quarterly over five years, with 1/20th vesting per quarter, following the vesting commencement date of April 13, 2015.

(9)	Ms. Zuppas’ stock options vest over five years, with 20% of the shares subject to the award vested on March 18, 2014, and 1/60th of the total shares vesting equally on a monthly basis thereafter.

(10)	Ms. Zuppas’ stock options vest monthly over a five-year period following the vesting commencement date of April 1, 2014.

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Executive Compensation

Fiscal 2017 Option Exercises and Stock Vested

The following table shows the number of shares NEOs acquired upon exercise of options and vesting of RSUs during fiscal 2017.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
Peter P. Gassner	—	—	—	—
Timothy S. Cabral	260,000	8,524,775	—	—
Frank Defesche	97,500	3,408,701	8,000	306,890
Josh Faddis	87,500	3,801,030	3,500	130,280
Frederic Lequient	—	—	6,750	264,915
Alan V. Mateo	108,600	1,760,029	10,000	371,735
E. Nitsa Zuppas	22,868	700,063	9,500	344,510

(1)	The value realized is based on the fair market value of our Class A common stock on the date of exercise minus the exercise price.

(2)	The value realized on vesting is calculated by multiplying the number of RSUs vesting by the fair market value of a share of our Class A common stock on the vesting date.

Fiscal 2017 Potential Payments Upon Termination or Change in Control

We have entered into offer letters with each of Messrs. Gassner, Cabral, Defesche, Faddis, Lequient, and Mateo and Ms. Zuppas, none of which provide a right to receive severance in the event of a termination of their employment. Other than Mr. Faddis, none of our NEOs is currently eligible for any change in control-related benefits. Mr. Faddis’ offer letter provides that if he is terminated without cause or resigns for good reason within 60 days prior to or 18 months following a change in control, then he will vest in all of his then-outstanding equity awards to the same extent as if he had remained employed for an additional 24 months from the date of such termination or resignation.

Assuming Mr. Faddis’ employment was terminated as of January 31, 2017 and such termination was within 60 days prior to or 18 months following our change in control, Mr. Faddis would have been eligible to receive option and RSU acceleration pursuant to his offer letter in the amount of $3,850,511. This value was calculated by multiplying the number of unvested option and RSU shares eligible for acceleration by $42.33, the closing price of our Class A common stock on January 31, 2017, the last trading day of fiscal 2017, or, in the case of his options, by the difference between that price and any applicable exercise price.

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EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of January 31, 2017 with respect to the shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, RSUs, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (2)
Equity compensation plans approved by stockholders	19,644,993	7.48	210,213,508	(3)
Equity compensation plans not approved by stockholders	—	—	—
Total	19,644,993		210,213,508

(1)	The weighted average exercise price does not take into account outstanding restricted stock or RSUs.

(2)	Included in this amount are 4,897,856 shares available for future issuance under the 2013 Employee Stock Purchase Plan (ESPP).

(3)

On the first business day of each fiscal year during the term of our 2013 Equity Incentive Plan (2013 Plan), commencing on February 1, 2014, the number of authorized shares of our Class A common stock under our 2013 Plan automatically increases by a number of shares of our Class A common stock equal to the least of (i) 5% of the total number of shares of all classes of our common stock issued and outstanding on the last business day of the prior fiscal year, (ii) 13,750,000 shares of our Class A common stock or (iii) a number of shares of our Class A common stock determined by our Board. On the first business day of each fiscal year during the term of our ESPP, commencing on February 1, 2014, the number of authorized shares of our Class A common stock under our ESPP automatically increases by a number of shares of our Class A common stock equal to the least of (i) 1% of the total number of shares of all classes of our common stock issued and outstanding on the last business day of the prior fiscal year, (ii) 2,200,000 shares of our Class A common stock or (iii) a number of shares of our Class A common stock determined by our Board.

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PROPOSAL TWO: APPROVAL OF THE MATERIAL TERMS OF OUR 2013 EQUITY INCENTIVE PLAN FOR PURPOSES OF SECTION 162(m) OF THE INTERNAL REVENUE CODE

Our Board unanimously recommends that you vote FOR the approval of the material terms of our 2013 Equity Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code.

We are asking stockholders to approve the material terms of our 2013 Equity Incentive Plan (the “Plan”), including the performance goals specified thereunder, for purposes of Section 162(m) of the Code to enable us to continue to grant equity awards that qualify as performance-based compensation and preserve our ability to deduct compensation amounts with respect to certain awards granted under the Plan. As a newly public company, we were exempt from the deduction limitation imposed by Section 162(m) until this meeting of our stockholders. The Plan is intended to provide a single, comprehensive program under which we may structure both equity- and cash-based awards in a manner designed to qualify as “performance-based compensation” under, and thereby avoid the limitations on the deductibility of such compensation imposed by, Section 162(m). We are not proposing any other amendments or modifications to the Plan.

Information About the Proposal

Under the federal tax laws, a publicly-held company such as Veeva will not be allowed a federal income tax deduction for compensation paid to certain “covered employees” to the extent that the compensation exceeds $1 million in any year. For this purpose, “covered employees” includes a company’s chief executive officer and its three other most highly compensated executive officers (other than the chief financial officer). An exception to this rule is available for compensation that qualifies as “performance-based compensation.” Among the conditions imposed on performance-based compensation is the requirement that such compensation be paid under a plan that has been approved by the company’s stockholders and as to which disclosure of material terms of the performance goals has been made. For purposes of Section 162(m), the material terms required to be disclosed include the employees eligible to receive the compensation, a description of the business criteria on which the performance goal is based, and the maximum amount of compensation that can be paid during a specified period to an employee under the performance goal. With respect to the various awards that may be granted under the Plan, each of these aspects is discussed below. Stockholder approval of the Plan will be deemed to constitute approval of each of these aspects of the Plan for purposes of the stockholder approval requirements of Section 162(m).

Our Board believes that approval of the Plan is in our stockholders’ best interests because it links a portion of executive compensation to Company performance, while providing an opportunity to reduce our income tax expense. If our stockholders approve this Proposal Two, then to the extent we grant future cash- and equity-based awards under the Plan that are designed to qualify as performance-based compensation for Section 162(m) purposes to covered employees, the compensation paid under these awards will not be subject to the corporate tax deduction limits of Section 162(m). If our stockholders do not approve this Proposal Two, then we will not be able to offer or pay to our executive officers equity- and cash-based awards that qualify as performance-based compensation for purposes of Section 162(m) under the Plan. Irrespective of whether or not our stockholders approve this Proposal Two, we reserve the right to grant and pay cash and equity awards that are not intended to qualify as performance-based compensation under Section 162(m) to our officers and other key employees outside the scope of the Plan should our Compensation Committee determine in its discretion that it is appropriate to do so. Any such other awards will not be a substitute for payments under the Plan if our stockholders do not approve this Proposal Two, or, having received stockholder approval, if the performance goals applicable to a Plan award are not achieved.

If this Proposal Two is approved by our stockholders at our Annual Meeting, we will next need to seek stockholder approval of the material terms of the Plan no later than 2022 in order to enable us to

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Proposal Two

continue to grant restricted stock, RSU, performance cash and other similar types of awards (excluding stock options and stock appreciation rights) qualifying as performance-based compensation under Section 162(m).

Plan Summary

The following is a summary of the principal terms and provisions of the Plan, which is included as Appendix A to this Proxy Statement. The following summary does not purport to be a complete description of all provisions of the Plan. To the extent there is a conflict between this summary and the actual terms of the Plan, the actual terms of the Plan will govern. Any stockholder who wishes to obtain a copy of the actual plan may do so upon written request to our principal executive offices, Attention: Corporate Secretary or may access the document from the SEC’s website at www.sec.gov.

Background, Purposes, and Eligibility Under the Plan

Our Board approved the Plan in August 2013, and our stockholders approved it in September 2013. The Plan is intended to help us secure and retain the services of eligible award recipients, provide incentives for them to exert maximum effort for our success, and provide a means by which they may benefit from increases in the value of our common stock. The Plan provides for the grant of incentive stock options (ISOs), within the meaning of Section 422 of the Code, to our employees, and for the grant of nonstatutory stock options (NSOs), stock appreciation rights, restricted stock awards, RSUs, performance-based stock awards, and other forms of equity compensation to our employees, directors, and consultants (collectively with ISOs and NSOs, Stock Awards). Additionally, the Plan provides for the grant of performance cash awards to our employees, directors, and consultants (together with Stock Awards, “Awards”). As of March 31, 2017, 1,754 employees, six directors, and no consultants are eligible to participate in the Plan.

Authorized Shares, Annual Award Limits, and Share Usage Matters

The maximum number of shares of our Class A common stock that may be issued under the Plan as of March 31, 2017 was 45,686,328 shares, which includes 25,675,014 shares added to the Plan share reserve pursuant to the annual share refresh provision from 2014 through 2017. The number of shares of our Class A common stock reserved for issuance under the Plan automatically increases on the first business day of each fiscal year during the term of the plan by a number equal to the least of 5% of the shares of all classes of common stock outstanding on the last business day of the prior fiscal year, 13,750,000 shares, or a number of shares determined by our Board. For fiscal 2018, our Board approved an increase to the Plan by a number equal to 4.5% of the shares of all classes of common stock outstanding on January 31, 2017, the last business day of fiscal 2017, which was equal to 6,204,897 shares.

Shares subject to previously-granted Stock Awards that are forfeited or expire for any reason without the shares being issued to the participant, that are reacquired by the Company for any reason, or that are withheld by the Company to satisfy the participant’s exercise price or tax withholding obligations shall become available for re-issuance under new Stock Awards. In addition, Stock Awards that are settled in cash rather than stock shall not reduce the number of shares available for grant under the Plan.

The Plan places limits on the maximum size of Awards that may be granted to any Plan participant in any fiscal year. A maximum of 6,800,000 shares of Class A common stock subject to stock options or stock appreciation rights, and a maximum of 3,500,000 shares of Class A common stock subject to restricted stock and stock unit awards, may be granted to any one participant during any fiscal year. A maximum of $2,000,000 may be granted as a performance cash award to any one participant during any fiscal year. The maximum number of shares that may be granted under the plan as ISOs is 45,686,328.

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Proposal Two

As of March 31, 2017, there were 15,330,299 shares subject to outstanding stock options with a weighted average exercise price of $7.56 per share, 3,333,860 outstanding RSUs, and 2,069,060 shares of our Class A common stock that have been issued upon the exercise of options and vesting of RSUs granted under the Plan. Of the Stock Awards outstanding on March 31, 2017, an aggregate of 4,870,262 and 276,250 stock options and 143,750 and 6,921 RSUs are held by our NEOs and our non-employee Board members, respectively. During fiscal 2017, an aggregate of 100,000 RSUs were granted to our NEOs and 27,686 RSUs to our non-employee Board members. See the Summary Compensation, Grant of Plan-Based Awards and Outstanding Equity at Year-End tables, as well as the Director Compensation section, each located elsewhere in this Proxy Statement, for additional information regarding equity-based awards granted during fiscal 2017. During fiscal 2017, we granted awards under the Plan covering a total of 4,088,058 shares, which equals approximately 3.0% of our common stock outstanding at the end of fiscal 2017.

On March 31, 2017, the closing price on the NYSE of our Class A common stock was $51.28 per share.

Plan Administration

The Plan is administered by our Board who may delegate some or all of its administrative authority and responsibilities to a Board committee or committees. Currently, the Plan is administered in most respects by our Compensation Committee. Awards intended to qualify as performance-based compensation under Section 162(m) must be approved and administered by a committee consists of two or more “outside directors” within the meaning of Section 162(m) of the Code. Our Compensation Committee is currently comprised of two outside directors.

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Proposal Two

Performance-Based Awards

Awards may be made subject to the attainment of performance goals relating to one or more performance criteria, as determined by our Compensation Committee. The applicable performance criteria available under the Plan, which criteria are also the subject of this Proposal Two, that may be used by our Compensation Committee to establish performance goals are as follows (the “Performance Criteria”):

Annual contract subscription fee value (net of associated third party royalties/payments or gross)	Bookings (annual or total contract value)
Calculated bookings (i.e., revenue plus change in short term deferred revenue)	Cash flow and free cash flow
Cash margin	Cash position
Collections	Committed annual recurring revenue (CARR)
Consulting utilization rates	Costs of goods sold
Customer renewals (measured in terms of revenue or customer count)	Customer retention rates from an acquired company, business unit or division
Customer satisfaction or customer referenceability	Deferred revenue
DSO	Earnings per share
Gross margin	Headcount
Internal rate of return	Margin contribution
Market share	Net income
Net income after tax	Net income before tax
Net income before interest and tax	Net income before interest, tax, depreciation and amortization
Operating cash flow	Operating expenses
Operating income	Operating margin
Personnel retention or personnel hiring measures	Product defect measures
Product release timelines	Product or research and development related measures
Return on assets	Return on capital
Return on equity	Return on investment and cash flow return on investment
Return on sales	Revenue
Revenue backlog	Revenue conversion from an acquired company, business unit or division
Revenue per employee	Sales results
Stock price	Stock performance
Technical system performance measures (e.g., system availability)	Technical support incident measures
Total stockholder return	Working capital

To the extent that an Award is not intended to comply with Section 162(m), then our Compensation Committee may select other measures of performance.

Performance Goals

The attainment of performance goals may be measured solely on a corporate, subsidiary, or business unit basis, or a combination thereof. Performance criteria may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure of the selected performance criteria. Our Compensation Committee may, in a manner consistent with the Section 162(m) rules, adjust the results under any Performance Criterion to exclude the following events: (1) asset write-downs; (2) litigation, claims, judgments, or settlements;

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Proposal Two

(3) the effect of changes in tax laws, accounting principles, or other applicable laws or rules affecting reported results; (4) accruals for reorganization and restructuring programs; (5) extraordinary, unusual or non-recurring items; (6) exchange rate effects for non-U.S. dollar denominated net sales and operating earnings; or (7) statutory adjustments to corporate tax rates. In addition, our Compensation Committee has the right to reduce or eliminate the amount payable under any Award.

Material Terms of Stock Awards

The terms and conditions of the Plan govern the Stock Awards we may grant under the Plan. The following generally describes the material terms and conditions that apply to such Stock Awards.

Stock Awards generally may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent or distribution. Stock Awards may be exercised, during the lifetime of the participant, only by the participant. Other terms and conditions of each Stock Award are set forth in the individual award agreements.

Options and Stock Appreciation Rights (SARs).    ISOs may be granted only to employees and NSOs and SARs may be granted to employees, directors, and consultants. No option or SAR will be exercisable after the expiration of ten years from the date of its grant or such shorter period as specified in the award agreement. The exercise or strike price of each option or SAR will be not less than 100% of the fair market value of the common stock subject to the Stock Award on the grant date thereof, subject to certain exceptions. The maximum number of shares subject to stock options and SARs that may be granted to a participant in a single fiscal year is described above under “Authorized Shares, Annual Award Limits, and Share Usage Matters.”

Our Compensation Committee determines the methods of payment of the exercise price of an option, which may include cash, shares of common stock that the optionee already owns, a net exercise procedure, or any other form or method consistent with applicable laws, regulations, and rules.

Subject to the provisions of the Plan, our Compensation Committee determines the other terms and conditions that apply to options and SARs, which may include vesting conditions. After the termination of a participant’s service, the participant may exercise the vested portion of his or her option for the period of time stated in his or her award agreement. Generally, if termination is due to death or disability, the option will remain exercisable for twelve months. In all other cases, the option will generally remain exercisable for three months following the termination of service. However, in no event may an option be exercised later than the expiration of its term.

To date, we have not granted any SARs under the 2013 Plan.

Restricted Stock and RSUs.    Restricted stock may be issued in consideration for cash, past service, or any other form of legal consideration (including future services) that are acceptable to our Compensation Committee. Shares of common stock awarded under a restricted stock award may be subject to forfeiture conditions in accordance with a vesting schedule or performance objectives (including Performance Criteria) determined by the Compensation Committee. Other terms and conditions, such as transferability restrictions, treatment of dividends, and treatment upon termination of the participant’s service with the Company, may also apply.

RSUs are rights to be issued shares of stock in the future upon satisfaction of applicable specified conditions, including vesting or performance conditions. Typically, the participant pays no consideration upon issuance of the shares on settlement of the RSU award. Our Compensation Committee may impose such restrictions on or conditions to the vesting of an RSU award that it deems appropriate or such other restrictions or conditions that may delay the delivery of shares of common stock (or their cash equivalent) subject to an RSU award to a time after the vesting of such RSU award. Our

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Proposal Two

Compensation Committee determines the other terms applicable to an RSU award, such as settlement terms, treatment of dividends, and treatment upon termination of the participant’s service with the Company.

The maximum number of shares subject to restricted stock and RSU awards that may be granted to a participant in a single fiscal year is described above under “Authorized Shares, Annual Award Limits and Share Usage Matters.”

Since our IPO, we have not granted any restricted stock.

Performance Cash Awards.    The Plan permits the granting of performance cash awards, which may be intended to qualify as performance-based compensation under Section 162(m). Such awards, should we choose to grant them in the future, would provide the participant the right to earn a cash incentive bonus upon achievement of specified performance objectives, including the Performance Criteria. The maximum performance cash award that may be granted to a participant in a single fiscal year is described above under “Authorized Shares, Annual Award Limits and Share Usage Matters.” To date, we have not granted any performance cash awards under the Plan.

Other Awards.    Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, common stock, including the appreciation in value thereof, may be granted under the Plan. Subject to the provisions of the Plan, our Compensation Committee will have sole and complete authority to determine the persons to whom and the time or times at which such other Stock Awards will be granted, the number of shares of our Class A common stock (or the cash equivalent thereof) to be granted pursuant thereto, and all other terms and conditions of such Stock Awards.

Changes in Capitalization.    In the event that there is a specified type of change in our capital structure without our receipt of consideration, such as a stock split or reverse stock split, proportionate adjustments will automatically be made to the kind and maximum number of shares reserved for issuance under the Plan, the kind and maximum number of shares by which the share reserve may increase automatically each year, the kind and maximum number of shares subject to Stock Awards that can be granted to a participant in a calendar year (as established under the Plan pursuant to Section 162(m)), the kind and maximum number of shares that may be issued upon the exercise of ISOs, the kind and number of shares covered by each outstanding option, SAR, and stock unit and the exercise price applicable to each outstanding option and stock appreciation right, and the repurchase price, if any, applicable to outstanding restricted shares. If there is a declaration of an extraordinary dividend payable in a form other than our Class A common stock in an amount that has a material effect on the price of our Class A common stock, a recapitalization, a spin-off, or a similar occurrence, our Compensation Committee may make such adjustments in outstanding Stock Awards as it deems appropriate, in its sole discretion.

Corporate Transactions.    If we are a party to a merger, consolidation, or a change in control transaction, all outstanding Stock Awards will be governed by the terms of the definitive transaction agreement. Such treatment may include any of the following actions with respect to each outstanding Stock Award:

●	the continuation, assumption, or substitution of a Stock Award by a surviving entity or its parent;

●	the cancellation of the unvested portion of a Stock Award without payment of any consideration;

●	the cancellation of the vested portion of a Stock Award (and any portion that becomes vested as of the effective time of the transaction) in exchange for a payment equal to the

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Proposal Two

excess, if any, of the value that the holder of each share of Class A common stock receives in the transaction over (if applicable) and the exercise price otherwise payable in connection with the Stock Award; or

●

the assignment of any reacquisition or repurchase rights held by us in respect of an award of restricted shares to the surviving entity or its parent (with proportionate adjustments made to the price per share to be paid upon exercise of such rights).

If we are subject to a merger, consolidation, or change in control transaction before a participant’s service terminates and an outstanding award is not continued, assumed, or substituted, then a participant who is otherwise entitled to vesting acceleration that could be triggered as of a date following the effective time of the transaction as a result of a qualifying termination of service shall be deemed to be vested, as if all triggering events had occurred as of the effective time of the transaction.

For this purpose, a change in control transaction includes:

●	any person acquiring beneficial ownership of more than 50% of our total voting power;

●	the sale or disposition of all or substantially all of our assets;

●	any merger or consolidation of us where our voting securities represent 50% or less of the total voting power of the surviving entity or its parent; or

●	individuals who are members of our Board cease for any reason to constitute at least a majority of the members of our Board over a period of 12 months.

Our Compensation Committee is not obligated to treat all Stock Awards, or portions thereof, in the same manner if there is a change in control.

Amendments or Termination.    Our Board may, at any time and for any reason, amend or terminate the Plan. If our Board amends the Plan, it does not need stockholder approval of the amendment unless applicable law so requires. If not terminated earlier or extended with the approval of our stockholders, then the Plan will terminate automatically on August 20, 2023 (the tenth anniversary of its adoption by our Board).

Summary of Material U.S. Federal Income Tax Considerations

The following summary is intended only as a general guide to the material U.S. federal income tax consequences of participation in the Plan. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death or the provisions of the income tax laws of any municipality, state, or foreign country in which the participant may reside. As a result, tax consequences for any particular participant may vary.

Stock Options

A Plan participant who is granted an ISO does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the participant to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. If these holding periods are not satisfied, the participant recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period.

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Proposal Two

A participant does not recognize any taxable income at the time he or she is granted an NSO. Upon exercise, the participant recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee is subject to tax withholding. Upon a disposition of such shares by the participant, any difference between the sale price and the participant’s exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

Unless limited by Section 162(m), we are generally entitled to a deduction in the same amount as the ordinary income recognized by the participant with respect to a stock option.

SARs

No taxable income is reportable when a SAR is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received (and a corresponding tax withholding obligation will apply). Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock, RSUs, Performance Units, and Performance Shares

A participant generally will not have taxable income at the time an award of restricted stock or RSUs are granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the award becomes either (i) freely transferable or (ii) no longer subject to substantial risk of forfeiture (e.g., vested). However, a holder of a restricted stock award may elect to recognize income at the time he or she receives the award in an amount equal to the fair market value of the shares underlying the award less any amount paid for the shares on the date the award is granted (and a corresponding tax withholding obligation will apply).

Deductibility of Awards

We generally will be entitled to a tax deduction in connection with an Award under the Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (e.g., the exercise of an NSO). In fiscal 2017, there was no limitation in the deductibility of compensation to our executive officers under Section 162(m).

We seek stockholder approval of this Proposal Two in order to qualify the Plan as one under which our Compensation Committee may grant awards qualifying as “performance-based compensation” under the Section 162(m) rules. If stockholders approve the Plan at the Annual Meeting, we will have greater flexibility to choose to seek a full income tax deduction for certain Awards granted under the Plan.

Section 409A

Section 409A of the Code contains requirements applicable to non-qualified deferred compensation arrangements. These include requirements with respect to an individual’s election to defer compensation and the individual’s selection of the timing and form of distribution of the deferred compensation. Section 409A also generally provides that distributions must be made on or following the occurrence of certain events (e.g., the individual’s separation from service, a predetermined date or the individual’s death). Section 409A imposes restrictions on an individual’s ability to change his or her distribution timing or form after the compensation has been deferred. For certain individuals who are officers, Section 409A requires that such individual’s distribution commence no earlier than six months after such officer’s separation from service.

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Proposal Two

Awards granted under the Plan with a deferral feature will be subject to the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that Award may recognize ordinary income on the amounts deferred under the Award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an Award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation. Unless our Compensation Committee decides otherwise, Awards will be administered so that they will be exempt from or meet the requirements of Section 409A and not be subject to the tax and interest described above.

Plan Benefits

The amount, if any, of equity-based compensation to be awarded to employees (including NEOs), directors, and consultants is determined from time to time by our Compensation Committee in its discretion. The value of such awards derives from the value of our common stock. As such, the amount of Awards to be granted under the Plan is not presently determinable.

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PROPOSAL THREE: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Board unanimously recommends a vote “FOR” ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2018.

Our Audit Committee has appointed the firm of KPMG LLP, independent registered public accountants, to audit our financial statements for the fiscal year ending January 31, 2018. KPMG LLP has audited our financial statements since the fiscal year ended January 31, 2010.

Notwithstanding its selection and even if our stockholders ratify the selection, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of Veeva and its stockholders. At the Annual Meeting, the stockholders are being asked to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2018. Our Audit Committee is submitting the selection of KPMG LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of KPMG LLP will be present at the Annual Meeting and they will have an opportunity to make statements and will be available to respond to appropriate questions from stockholders.

If this proposal does not receive the affirmative approval of a majority of the votes cast on the proposal, the Audit Committee would reconsider the appointment.

Principal Accounting Fees and Services

The following table sets forth all fees paid or accrued by us for professional audit services and other services rendered by KPMG LLP during the years ended January 31, 2017 and 2016:

	2017	2016
Audit Fees (1)	$1,633,000	$1,765,060
Audit-Related Fees (2)	—	10,000
Tax Fees (3)	—	1,500
All Other Fees	—	—
Total Fees	$1,633,000	$1,776,560

(1)

Audit fees: This category represents fees for professional services provided in connection with the audit of our financial statements, review of our quarterly financial statements, attest services related to Section 404 of the Sarbanes-Oxley Act of 2002, and audit services provided in connection with other regulatory or statutory filings for which we have engaged KPMG LLP.

(2)

Audit-related fees: This category represents fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”

(3)	Tax fees: This category consists of tax compliance, tax planning, and tax advice, including foreign tax return preparation and requests for rulings or technical advice from tax authorities.

Pre-Approval of Audit and Non-Audit Services

Consistent with requirements of the SEC and the Public Company Accounting Oversight Board regarding auditor independence, our Audit Committee is responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm. In recognition of this responsibility, our Audit Committee (or the chair if such approval is needed on a time urgent basis) generally pre-approves of all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services.

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AUDIT COMMITTEE REPORT

The information contained in the following report of Veeva’s Audit Committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by us under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that Veeva specifically incorporates it by reference.

Role of the Audit Committee

The Audit Committee operates under a written charter adopted by our Board of Directors. Our Audit Committee oversees our accounting practices, system of internal controls, audit processes and financial reporting processes. Among other things, our Audit Committee is responsible for reviewing our disclosure controls and processes and the adequacy and effectiveness of our internal controls. It also discusses the scope and results of the audit with our independent registered public accounting firm, reviews with our management and our independent registered public accounting firm, our interim and year-end operating results and, as appropriate, initiates inquiries into aspects of our financial affairs. Our Audit Committee is responsible for establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. In addition, our Audit Committee has sole and direct responsibility for the appointment, retention, compensation and oversight of the work of our independent registered public accounting firm, including approving services and fee arrangements. Significant related party transactions will be approved by our Audit Committee before we enter into them, as required by applicable rules and listing standards. A more detailed description of the functions and responsibilities of the Audit Committee can be found in Veeva’s Audit Committee charter, published on the Investors portion of Veeva’s website at http://ir.veeva.com/.

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management is responsible for our internal controls, financial reporting process, selection of accounting principles, determination of estimates and compliance with laws, regulations and ethical business conduct. Our independent registered public accounting firm is responsible for expressing an opinion as to the conformity of our consolidated financial statements with generally accepted accounting principles.

Review of Audited Financial Statements for the Fiscal Year Ended January 31, 2017

The Audit Committee has reviewed and discussed with Veeva’s management and KPMG LLP the audited consolidated financial statements of Veeva for the fiscal year ended January 31, 2017. The Audit Committee has also discussed with KPMG LLP the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board regarding communications between our independent registered public accounting firm and Audit Committee.

The Audit Committee has received and reviewed the written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with KPMG LLP its independence from us.

Based on the activities, reviews, and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Veeva’s annual report on Form 10-K for the fiscal year ended January 31, 2017 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board of Directors:

Ronald E. F. Codd, Chair

Timothy Barabe

Paul E. Chamberlain

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FREQUENTLY ASKED QUESTIONS AND ANSWERS

Annual Meeting

Q:	Why am I receiving these proxy materials?

A:

Our Board is providing these proxy materials to you in connection with the solicitation of proxies for use at the Annual Meeting to be held on Wednesday, June 21, 2017 at 12:00 p.m. Pacific Time, and at any adjournment or postponement thereof, for the purpose of considering and acting upon the matters described in this Proxy Statement. The Notice, this Proxy Statement and accompanying form of proxy card are being made available to you on or about May 9, 2017. This Proxy Statement includes information that we are required to provide to you under SEC rules and that is designed to assist you in voting your shares.

Q:	What is included in the proxy materials?

A:	The proxy materials include:

●	This Proxy Statement for the Annual Meeting;

●	Our 2017 Annual Report, which consists of our Annual Report on Form 10-K for the fiscal year ended January 31, 2017; and

●	The proxy card or a voting instruction form for the Annual Meeting, if you have requested that the proxy materials be mailed to you.

Q:	How can I get electronic access to the proxy materials?

A:

The proxy materials are available at www.astproxyportal.com/ast/18559 and at http://ir.veeva.com. You can find directions on how to instruct us to send future proxy materials to you by email at www.astproxyportal.com/ast/18559. Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to the proxy materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you terminate it.

Q:	What information is contained in this Proxy Statement?

A:

The information in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our directors and certain of our executive officers, corporate governance, and certain other required information.

Q:	Where is the Annual Meeting?

A:	The Annual Meeting will be held at our principal executive offices located at 4280 Hacienda Drive, Pleasanton, California 94588. The telephone number at that location is (925) 452-6500.

Q:	Can I attend the Annual Meeting?

A:

You are invited to attend the Annual Meeting if you were a stockholder of record or a beneficial owner as of the Record Date. Admission will begin at 11:30 a.m. Pacific Time on the date of the Annual Meeting, and you must present valid picture identification such as a driver’s license or passport and, if asked, provide proof of stock ownership as of the Record Date. The use of mobile phones, pagers, recording or photographic equipment, tablets, and/or computers is not permitted at the Annual Meeting. The meeting will begin promptly at 12:00 p.m. Pacific Time. Stockholders may request directions to our principal executive offices in order to attend the Annual Meeting by calling (925) 452-6500 or visiting www.astproxyportal.com/ast/18559.

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Frequently Asked Questions and Answers

Stock Ownership

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:

Stockholders of record — If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC (“AST”), you are considered, with respect to those shares, the “stockholder of record,” and the Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person at the Annual Meeting.

Beneficial owners — Many Veeva stockholders hold their shares through a broker, trustee, or other nominee, rather than directly in their own name. If your shares are held in a brokerage account or by a bank or another nominee, you are considered the “beneficial owner” of shares held in “street name.” The Notice was forwarded to you by your broker, trustee, or nominee who is considered, with respect to those shares, the stockholder of record.

As the beneficial owner, you have the right to direct your broker, trustee, or nominee on how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since beneficial owners are not stockholders of record, you may not vote your shares in person at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. If you request a printed copy of the proxy materials by mail, your broker or nominee will provide a voting instruction card for you to use.

Quorum and Voting

Q:	How many shares must be present or represented to conduct business at the Annual Meeting?

A:

A quorum is the minimum number of shares required to be present at the Annual Meeting for the meeting to be properly held under our Bylaws and Delaware state law. The presence, in person or by proxy, of a majority of the aggregate voting power of the issued and outstanding shares of stock entitled to vote at the meeting will constitute a quorum at the meeting. Except as otherwise expressly provided by our Certificate of Incorporation or Bylaws, the holders of shares of Class A common stock and Class B common stock will vote together as a single class on all matters submitted to a vote or for the consent of the stockholders of Veeva. Each holder of Class A common stock will have the right to one vote per share of Class A common stock and each holder of Class B common stock will have the right to ten votes per share of Class B common stock. A proxy submitted by a stockholder may indicate that the shares represented by the proxy are not being voted (“stockholder withholding”) with respect to a particular matter.

Under the General Corporation Law of the State of Delaware, abstentions and broker “non-votes” are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum is present at the Annual Meeting.

A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Q:	Who is entitled to vote at the Annual Meeting?

A:	Holders of record of our common stock at the close of business on the Record Date are entitled to receive notice of and to vote their shares at the Annual Meeting. As of the Record Date, we had

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Frequently Asked Questions and Answers

107,415,609 shares of Class A common stock outstanding and 32,023,031 shares of Class B common stock outstanding. In deciding all matters at the Annual Meeting, each holder of Class A common stock of Veeva will be entitled to one vote for each share of Class A common stock held as of the close of business on the Record Date, and each holder of Class B common stock of Veeva will be entitled to ten votes for each share of Class B common stock held as of the close of business on the Record Date. We do not have cumulative voting rights for the election of directors.

Q:	How can I vote my shares in person at the Annual Meeting?

A:

Shares held in your name as the stockholder of record may be voted in person at the Annual Meeting. Shares held beneficially in street name may be voted in person at the Annual Meeting only if you obtain a legal proxy from the broker, trustee, or other nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy card, if you have requested one, or follow the voting directions described below, so that your vote will be counted if you later decide not to attend the meeting.

Q:	How can I vote my shares without attending the Annual Meeting?

A:	Stockholder of record — If you are a stockholder of record, there are three ways to vote without attending the Annual Meeting:

●

Via the Internet — You may vote by proxy via the Internet by following the instructions provided in the Notice or, if you requested printed copies of the proxy materials by mail, by following the instructions provided in the proxy card.

●

By Telephone — You may vote by proxy by telephone by following the instructions provided in the Notice or, if you requested printed copies of the proxy materials by mail, by calling the toll-free number found on the proxy card.

●	By Mail — If you request printed copies of the proxy materials by mail, you will receive a proxy card, and you may vote by proxy by filling out the proxy card and mailing it in the envelope provided.

Beneficial owners — If you are a beneficial owner holding shares through a bank, broker, or other nominee, please refer to your Notice or other information forwarded by your bank or broker to see which voting options are available to you.

Q:	What proposals will be voted on at the Annual Meeting?

A:	At the Annual Meeting, stockholders will be asked to vote:

(1)	To elect the two directors identified in this Proxy Statement to serve as Class I directors until the annual meeting to be held in 2020 and until their successors are duly elected and qualified;

(2)	To approve the material terms of our 2013 Equity Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code;

(3)	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2018; and

(4)	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

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Frequently Asked Questions and Answers

Q:	What is the voting requirement to approve each of the proposals?

A:

Proposal One — The election of directors requires a plurality vote of the shares of common stock voted at the meeting. “Plurality” means that the individuals who receive the largest number of votes cast “FOR” are elected as directors. As a result, any shares not voted “FOR” a particular nominee (whether as a result of stockholder withholding or a broker non-vote) will not be counted in such nominee’s favor.

Proposal Two — The affirmative vote of a majority in voting power of votes cast affirmatively or negatively is required to approve the material terms of our 2013 Equity Incentive Plan. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

Proposal Three — The affirmative vote of a majority in voting power of votes cast affirmatively or negatively is required to ratify the appointment of KMPG LLP as our independent registered public accounting firm. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

Q:	How does the Board recommend that I vote?

A:	Our Board unanimously recommends that you vote your shares:

●	“FOR” the two nominees for election as director listed in Proposal One;

●	“FOR” the approval of the material terms of our 2013 Equity Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code; and

●	“FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2018.

Q:	What happens if I do not give specific voting instructions?

A:	Stockholder of record — If you are a stockholder of record and you:

●	Indicate when voting on the Internet or by telephone that you wish to vote as recommended by our Board or

●

Sign and return a proxy card without giving specific voting instructions, then the persons named as proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Beneficial owners — If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions then, under applicable rules, the organization that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”

Q:	How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?

A:	Brokerage firms and other intermediaries holding shares of common stock in street name for customers are generally required to vote such shares in the manner directed by their customers.

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Frequently Asked Questions and Answers

In the absence of timely directions, your broker will have discretion to vote your shares on our sole routine matter — the proposal to ratify the appointment of KPMG LLP. Your broker will not have discretion to vote on the following “non-routine” matters absent direction from you: the election of directors and the approval of the material terms of our 2013 Equity Incentive Plan.

Please note that brokers may not vote your shares on non-routine matters in the absence of your specific instructions as to how to vote, so we encourage you to provide instructions to your broker regarding the voting of your shares.

Q:	What happens if additional matters are presented at the Annual Meeting?

A:

If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

Q:	Can I change or revoke my vote?

A:	Subject to any rules your broker, trustee or nominee may have, you may change your proxy instructions at any time before your proxy is voted at the Annual Meeting.

If you are a stockholder of record, you may change your vote by (1) filing with our Corporate Secretary, prior to your shares being voted at the Annual Meeting, a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy card relating to the same shares, or (2) by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not by itself revoke a proxy). A stockholder of record that has voted on the Internet or by telephone may also change his or her vote by later making a timely and valid Internet or telephone vote.

If you are a beneficial owner of shares held in street name, you may change your vote (1) by submitting new voting instructions to your broker, trustee or other nominee or (2) if you have obtained a legal proxy from the broker, trustee or other nominee that holds your shares giving you the right to vote the shares, by attending the Annual Meeting and voting in person.

Any written notice of revocation or subsequent proxy card must be received by our Corporate Secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our Corporate Secretary or should be sent so as to be delivered to our principal executive offices, Attention: Corporate Secretary.

Q:	Who will bear the cost of soliciting votes for the Annual Meeting?

A:

We will bear all expenses of this solicitation, including the cost of preparing and mailing these proxy materials. We may reimburse brokerage firms, custodians, nominees, fiduciaries, and other persons representing beneficial owners of common stock for their reasonable expenses in forwarding solicitation material to such beneficial owners. Directors, officers, and employees of Veeva may also solicit proxies in person or by other means of communication. Such directors, officers, and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. We may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees, and other institutional owners. Our costs for such services, if retained,

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Frequently Asked Questions and Answers

will not be significant. If you choose to access the proxy materials and/or vote through the Internet, you are responsible for any Internet access charges you may incur.

Q:	Is my vote confidential?

A:

Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Veeva or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote or to facilitate a successful proxy solicitation.

Q:	Who will serve as inspector of elections?

A:	The inspector of elections will be a representative from AST.

Q:	Where can I find the voting results of the Annual Meeting?

A:	We intend to announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K within four business days after the Annual Meeting.

Information About the Proxy Materials

Q:	Why did I receive a notice regarding the availability of proxy materials on the Internet instead of a full set of proxy materials?

A:

In accordance with the rules of the SEC, we have elected to furnish our proxy materials, including this Proxy Statement and our 2017 Annual Report, primarily via the Internet. Beginning on or about May 9, 2017, we mailed to our stockholders a “Notice of Internet Availability of Proxy Materials” that contains notice of the Annual Meeting, and instructions on how to access our proxy materials on the Internet, how to vote at the meeting, and how to request printed copies of the proxy materials and 2017 Annual Report. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained at www.astproxyportal.com/ast/18559. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the cost and environmental impact of our annual meetings.

Q:	What does it mean if multiple members of my household are stockholders but we only received one Notice or full set of proxy materials in the mail?

A:

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, the proxy materials to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written request, we will deliver promptly a separate copy of the Notice and, if applicable, the proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of the Notice and, if applicable, the proxy materials, stockholders should send their requests to our principal executive offices, Attention: Corporate Secretary. Stockholders who hold shares in street name may contact their brokerage firm, bank, broker-dealer, or other similar organization to request information about householding.

Q:	What is the mailing address for Veeva’s principal executive offices?

A:	Our principal executive offices are located at 4280 Hacienda Drive, Pleasanton, California 94588. The telephone number at that location is (925) 452-6500.

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ADDITIONAL INFORMATION

Stockholder Proposals at Our 2018 Annual Meeting

You may submit proposals, including director nominations, for consideration at future stockholder meetings.

Requirements for stockholder proposals to be considered for inclusion in our proxy materials. Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual meeting of stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. In order to be included in the proxy statement for the 2018 annual meeting of stockholders, stockholder proposals must be received by our Corporate Secretary no later than January 9, 2018, and must otherwise comply with the requirements of Rule 14a-8 of the Exchange Act.

Requirements for stockholder proposals to be brought before an annual meeting. In addition, our Bylaws establish an advance notice procedure for stockholders who wish to present certain matters before an annual meeting of stockholders. In general, nominations for the election of directors may be made by our Board or any committee thereof or any stockholder, who is a stockholder of record on the date of the giving of such notice and on the record date for the determination of stockholders entitled to vote at such meeting, who is entitled to vote at such meeting and who has delivered written notice to our Corporate Secretary no later than the Notice Deadline (as defined below), which notice must contain specified information concerning the nominees and concerning the stockholder proposing such nominations.

Our Bylaws also provide that the only business that may be conducted at an annual meeting is business that is (1) specified in the notice of meeting (or any supplement thereto) given by or at the direction of our Board, (2) otherwise properly brought before the meeting by or at the direction of our Board (or any committee thereto), or (3) properly brought before the meeting by a stockholder who has delivered written notice to our Corporate Secretary no later than the Notice Deadline (as defined below).

The “Notice Deadline” is defined as that date which is not less than 90 days nor more than 120 days prior to the one-year anniversary of the previous year’s annual meeting of stockholders. As a result, the Notice Deadline for the 2018 annual meeting of stockholders is between February 21, 2018 and March 23, 2018.

If a stockholder who has notified us of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, we need not present the proposal for vote at such meeting.

Recommendation of director candidates. You may recommend candidates to our Board for consideration by our Nominating and Governance Committee by following the procedures set forth in “Corporate Governance — Stockholder Recommendations for Nominations to the Board.”

Information Requests

Any written requests for additional information, a copy of our Bylaws, copies of the proxy materials and 2017 Annual Report, notices of stockholder proposals, recommendations for candidates to our Board, communications to our Board or any other communications should be sent to 4280 Hacienda Drive, Pleasanton, California 94588, Attention: Corporate Secretary.

Website

Our website address is included in this Proxy Statement for reference only. The information contained on our website is not incorporated by reference into this Proxy Statement.

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Additional Information

Other Matters

We know of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named on the proxy card will have discretion to vote the shares they represent in accordance with their best judgment.

Veeva Systems Inc. | 2017 Proxy Statement    49

APPENDIX A

VEEVA SYSTEMS INC. 2013 EQUITY INCENTIVE PLAN

ADOPTED ON AUGUST 21, 2013

ARTICLE 1.    INTRODUCTION

The Board adopted the Plan to become effective immediately, although no Awards may be granted prior to the IPO Date. The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Service Providers to focus on critical long-range corporate objectives, (b) encouraging the attraction and retention of Service Providers with exceptional qualifications and (c) linking Service Providers directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Options (which may constitute ISOs or NSOs), SARs, Restricted Shares, Stock Units and Performance Cash Awards.

ARTICLE 2.    ADMINISTRATION

2.1            General.     The Plan may be administered by the Board or one or more Committees. Each Committee shall have the authority and be responsible for such functions as have been assigned to it.

2.2            Section 162(m).    To the extent an Award is intended to qualify as “performance-based compensation” within the meaning of Code Section 162(m), the Plan will be administered by a Committee of two or more “outside directors” within the meaning of Code Section 162(m).

2.3            Section 16.    To the extent desirable to qualify transactions hereunder as exempt under Exchange Act Rule 16b-3, the transactions contemplated hereunder will be approved by the entire Board or a Committee of two or more “non-employee directors” within the meaning of Exchange Act Rule 16b-3.

2.4            Powers of Administrator.    Subject to the terms of the Plan, and in the case of a Committee, subject to the specific duties delegated to the Committee, the Administrator shall have the authority to (a) select the Service Providers who are to receive Awards under the Plan, (b) determine the type, number, vesting requirements and other features and conditions of such Awards, (c) determine whether and to what extent any Performance Goals have been attained, (d) interpret the Plan and Awards granted under the Plan, (e) make, amend and rescind rules relating to the Plan and Awards granted under the Plan, including rules relating to sub-plans established for the purposes of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws, (f) impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant of any Common Shares issued pursuant to an Award, including restrictions under an insider trading policy and restrictions as to the use of a specified brokerage firm for such resales, and (g) make all other decisions relating to the operation of the Plan and Awards granted under the Plan.

2.5            Effect of Administrator’s Decisions.    The Administrator’s decisions, determinations and interpretations shall be final and binding on all Participants and any other holders of Awards.

2.6            Governing Law.    The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware (except its choice-of-law provisions).

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Appendix A

ARTICLE 3.    SHARES AVAILABLE FOR GRANTS

3.1            Basic Limitation.    Common Shares issued pursuant to the Plan may be authorized but unissued shares or treasury shares. The aggregate number of Common Shares issued under the Plan shall not exceed the sum of (a) the number of Common Shares reserved under the Company’s 2012 Equity Incentive Plan (the “2012 Plan”) that are not issued or subject to outstanding awards under the 2012 Plan on the IPO Date, (b) any Common Shares subject to outstanding options under the 2012 Plan and the Company’s 2007 Stock Plan (collectively, the “Predecessor Plans”) on the IPO Date that subsequently expire or lapse unexercised and Common Shares issued pursuant to awards granted under the Predecessor Plans that are outstanding on the IPO Date and that are subsequently forfeited to or repurchased by the Company and (c) the additional Common Shares described in Sections 3.2 and 3.3; provided, however, that no more than 30,789,290 Common Shares, in the aggregate, shall be added to the Plan pursuant to clauses (a) and (b). The number of Common Shares that are subject to Stock Awards outstanding at any time under the Plan may not exceed the number of Common Shares that then remain available for issuance under the Plan. The numerical limitations in this Section 3.1 shall be subject to adjustment pursuant to Article 9.

3.2            Annual Increase in Shares.    As of the first business day of each fiscal year of the Company during the term of the Plan, commencing on February 1, 2014, the aggregate number of Common Shares that may be issued under the Plan shall automatically increase by a number equal to the least of (a) 5% of the total number of shares of all classes of the Company’s common stock actually issued and outstanding on the last business day of the prior fiscal year (excluding any rights to purchase Common Shares that may be outstanding, such as options or warrants), (b) 13,750,000 Common Shares (subject to adjustment pursuant to Article 9), or (c) a number of Common Shares determined by the Board.

3.3            Shares Returned to Reserve.    To the extent that Options, SARs or Stock Units are forfeited or expire for any other reason before being exercised or settled in full, the Common Shares subject to such Options, SARs or Stock Units shall again become available for issuance under the Plan. If SARs are exercised or Stock Units are settled, then only the number of Common Shares (if any) actually issued to the Participant upon exercise of such SARs or settlement of such Stock Units, as applicable, shall reduce the number available under Section 3.1 and the balance shall again become available for issuance under the Plan. If Restricted Shares or Common Shares issued upon the exercise of Options are reacquired by the Company pursuant to a forfeiture provision, repurchase right or for any other reason, then such Common Shares shall again become available for issuance under the Plan. Common Shares applied to pay the Exercise Price of Options or to satisfy tax withholding obligations related to any Award shall again become available for issuance under the Plan. To the extent that an Award is settled in cash rather than Common Shares, the cash settlement shall not reduce the number of Shares available for issuance under the Plan.

3.4            Awards Not Reducing Share Reserve in Section 3.1.    Any dividend equivalents paid or credited under the Plan with respect to Stock Units shall not be applied against the number of Common Shares that may be issued under the Plan, whether or not such dividend equivalents are converted into Stock Units. In addition, Common Shares subject to Substitute Awards granted by the Company shall not reduce the number of Common Shares that may be issued under Section 3.1, nor shall shares subject to Substitute Awards again be available for Awards under the Plan in the event of any forfeiture, expiration or cash settlement of such Substitute Awards.

3.5            Code Section 162(m) and 422 Limits.    Subject to adjustment in accordance with Article 9:

(a)	The aggregate number of Common Shares subject to Options and SARs that may be granted under this Plan during any fiscal year to any one Participant shall not exceed 6,800,000;

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Appendix A

(b)	The aggregate number of Common Shares subject to Restricted Share awards and Stock Units that may be granted under this Plan during any fiscal year to any one Participant shall not exceed 3,500,000;

(c)	No Participant shall be paid more than $2,000,000 in cash in any fiscal year pursuant to Performance Cash Awards granted under the Plan; and

(d)	No more than 30,789,290 Common Shares plus the additional Common Shares described in Section 3.2 may be issued under the Plan upon the exercise of ISOs.

ARTICLE 4.    ELIGIBILITY

4.1            Incentive Stock Options.    Only Employees who are common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, an Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or any of its Parents or Subsidiaries shall not be eligible for the grant of an ISO unless the additional requirements set forth in Code Section 422(c)(5) are satisfied.

4.2            Other Awards.    Awards other than ISOs may only be granted to Service Providers.

ARTICLE 5.    OPTIONS

5.1            Stock Option Agreement.    Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The Stock Option Agreement shall specify whether the Option is intended to be an ISO or an NSO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

5.2            Number of Shares.    Each Stock Option Agreement shall specify the number of Common Shares subject to the Option, which number shall adjust in accordance with Article 9.

5.3            Exercise Price.    Each Stock Option Agreement shall specify the Exercise Price, which shall not be less than 100% of the Fair Market Value of a Common Share on the date of grant. The preceding sentence shall not apply to an Option that is a Substitute Award granted in a manner that would satisfy the requirements of Code Section 409A and, if applicable, Code Section 424(a).

5.4            Exercisability and Term.    Each Stock Option Agreement shall specify the date or event when all or any installment of the Option is to become vested and/or exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that, except to the extent necessary to comply with applicable foreign law, the term of an Option shall in no event exceed 10 years from the date of grant. A Stock Option Agreement may provide for accelerated vesting and/or exercisability upon certain specified events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service.

5.5            Death of Optionee.    After an Optionee’s death, any vested and exercisable Options held by such Optionee may be exercised by his or her beneficiary or beneficiaries. Each Optionee may designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Optionee’s death. If no beneficiary was designated or if no designated beneficiary survives the Optionee, then any vested and exercisable Options held by the Optionee may be exercised by his or her estate.

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Appendix A

5.6            Modification or Assumption of Options.    Within the limitations of the Plan, the Administrator may modify, reprice, extend or assume outstanding options or may accept the cancellation of outstanding options (whether granted by the Company or by another issuer) in return for the grant of new Options for the same or a different number of shares and at the same or a different exercise price or in return for the grant of a different type of Award. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, impair his or her rights or obligations under such Option.

5.7            Buyout Provisions.    The Administrator may at any time (a) offer to buy out for a payment in cash or cash equivalents an Option previously granted or (b) authorize an Optionee to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Administrator shall establish.

5.8            Payment for Option Shares.    The entire Exercise Price of Common Shares issued upon exercise of Options shall be payable in cash or cash equivalents at the time when such Common Shares are purchased. In addition, the Administrator may, in its sole discretion and to the extent permitted by applicable law, accept payment of all or a portion of the Exercise Price through any one or a combination of the following forms or methods:

(a)

Subject to any conditions or limitations established by the Administrator, by surrendering, or attesting to the ownership of, Common Shares that are already owned by the Optionee with a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Common Shares as to which such Option will be exercised;

(b)

By delivering (on a form prescribed by the Company) an irrevocable direction to a securities broker approved by the Company to sell all or part of the Common Shares being purchased under the Plan and to deliver all or part of the sales proceeds to the Company;

(c)	Subject to such conditions and requirements as the Administrator may impose from time to time, through a net exercise procedure; or

(d)	Through any other form or method consistent with applicable laws, regulations and rules.

ARTICLE 6.    STOCK APPRECIATION RIGHTS

6.1            SAR Agreement.    Each grant of a SAR under the Plan shall be evidenced by a SAR Agreement between the Optionee and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical.

6.2            Number of Shares.    Each SAR Agreement shall specify the number of Common Shares to which the SAR pertains, which number shall adjust in accordance with Article 9.

6.3            Exercise Price.    Each SAR Agreement shall specify the Exercise Price, which shall in no event be less than 100% of the Fair Market Value of a Common Share on the date of grant. The preceding sentence shall not apply to a SAR that is a Substitute Award granted in a manner that would satisfy the requirements of Code Section 409A.

6.4            Exercisability and Term.    Each SAR Agreement shall specify the date when all or any installment of the SAR is to become vested and exercisable. The SAR Agreement shall also specify the term of the SAR; provided that except to the extent necessary to comply with applicable foreign law, the term of a SAR shall not exceed 10 years from the date of grant. A SAR Agreement

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Appendix A

may provide for accelerated vesting and exercisability upon certain specified events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service.

6.5            Exercise of SARs.    Upon exercise of a SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (a) Common Shares, (b) cash or (c) a combination of Common Shares and cash, as the Administrator shall determine. The amount of cash and/or the Fair Market Value of Common Shares received upon exercise of SARs shall, in the aggregate, not exceed the amount by which the Fair Market Value (on the date of surrender) of the Common Shares subject to the SARs exceeds the Exercise Price. If, on the date when a SAR expires, the Exercise Price is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion. A SAR Agreement may also provide for an automatic exercise of the SAR on an earlier date.

6.6            Death of Optionee.    After an Optionee’s death, any vested and exercisable SARs held by such Optionee may be exercised by his or her beneficiary or beneficiaries. Each Optionee may designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Optionee’s death. If no beneficiary was designated or if no designated beneficiary survives the Optionee, then any vested and exercisable SARs held by the Optionee at the time of his or her death may be exercised by his or her estate.

6.7            Modification or Assumption of SARs.    Within the limitations of the Plan, the Administrator may modify, reprice, extend or assume outstanding SARs or may accept the cancellation of outstanding SARs (whether granted by the Company or by another issuer) in return for the grant of new SARs for the same or a different number of shares and at the same or a different exercise price or in return for the grant of a different type of Award. The foregoing notwithstanding, no modification of a SAR shall, without the consent of the Optionee, impair his or her rights or obligations under such SAR.

ARTICLE 7.    RESTRICTED SHARES

7.1            Restricted Stock Agreement.    Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.

7.2            Payment for Awards.    Restricted Shares may be sold or awarded under the Plan for such consideration as the Administrator may determine, including (without limitation) cash, cash equivalents, property, cancellation of other equity awards, full-recourse promissory notes, past services and future services, and such other methods of payment as are permitted by applicable law.

7.3            Vesting Conditions.    Each Award of Restricted Shares may or may not be subject to vesting and/or other conditions as the Administrator may determine. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement. Such conditions, at the Administrator’s discretion, may include one or more Performance Goals. A Restricted Stock Agreement may provide for accelerated vesting upon certain specified events.

7.4            Voting and Dividend Rights.    The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders, unless the Administrator otherwise provides. A Restricted Stock Agreement, however, may require that

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Appendix A

any cash dividends paid on Restricted Shares (a) be accumulated and paid when such Restricted Shares vest, or (b) be invested in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the shares subject to the Stock Award with respect to which the dividends were paid. In addition, unless the Administrator provides otherwise, if any dividends or other distributions are paid in Common Shares, such Common Shares shall be subject to the same restrictions on transferability and forfeitability as the Restricted Shares with respect to which they were paid.

ARTICLE 8.    STOCK UNITS

8.1            Stock Unit Agreement.    Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Agreement between the recipient and the Company. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical.

8.2            Payment for Awards.    To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.

8.3            Vesting Conditions.    Each Award of Stock Units may or may not be subject to vesting, as determined by the Administrator. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Agreement. Such conditions, at the Administrator’s discretion, may include one or more Performance Goals. A Stock Unit Agreement may provide for accelerated vesting upon certain specified events.

8.4            Voting and Dividend Rights.    The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, Stock Units awarded under the Plan may, at the Administrator’s discretion, provide for a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Common Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Common Shares, or in a combination of both. Prior to distribution, any dividend equivalents shall be subject to the same conditions and restrictions as the Stock Units to which they attach.

8.5            Form and Time of Settlement of Stock Units.    Settlement of vested Stock Units may be made in the form of (a) Common Shares, (b) cash or (c) any combination of both, as determined by the Administrator. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors, including Performance Goals. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Common Shares over a series of trading days. Vested Stock Units shall be settled in such manner and at such time(s) as specified in the Stock Unit Agreement. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Article 9.

8.6            Death of Recipient.    Any Stock Units that become payable after the recipient’s death shall be distributed to the recipient’s beneficiary or beneficiaries. Each recipient of Stock Units under the Plan may designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient’s death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Stock Units that become payable after the recipient’s death shall be distributed to the recipient’s estate.

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Appendix A

8.7            Modification or Assumption of Stock Units.    Within the limitations of the Plan, the Administrator may modify or assume outstanding stock units or may accept the cancellation of outstanding stock units (whether granted by the Company or by another issuer) in return for the grant of new Stock Units for the same or a different number of shares or in return for the grant of a different type of Award. The foregoing notwithstanding, no modification of a Stock Unit shall, without the consent of the Participant, impair his or her rights or obligations under such Stock Unit.

8.8            Creditors’ Rights.    A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.

ARTICLE 9.    ADJUSTMENTS; DISSOLUTIONS AND LIQUIDATIONS; CORPORATE TRANSACTIONS

9.1            Adjustments.     In the event of a subdivision of the outstanding Common Shares, a declaration of a dividend payable in Common Shares, a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Common Shares or any other increase or decrease in the number of issued Common Shares effected without receipt of consideration by the Company, proportionate adjustments shall automatically be made to the following:

(a)	The number and kind of shares available for issuance under Article 3, including the numerical share limits in Sections 3.1, 3.2 and 3.5;

(b)	The number and kind of shares covered by each outstanding Option, SAR and Stock Unit; or

(c)	The Exercise Price applicable to each outstanding Option and SAR, and the repurchase price, if any, applicable to Restricted Shares.

In the event of a declaration of an extraordinary dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a recapitalization, a spin-off or a similar occurrence, the Administrator may make such adjustments as it, in its sole discretion, deems appropriate to the foregoing.

Any adjustment in the number of shares subject to an Award under this Article 9 shall be rounded down to the nearest whole share, although the Administrator in its sole discretion may make a cash payment in lieu of a fractional share. Except as provided in this Article 9, a Participant shall have no rights by reason of any issuance by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

9.2            Dissolution or Liquidation.    To the extent not previously exercised or settled, Options, SARs and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.

9.3            Corporate Transactions.    In the event that the Company is a party to a merger, consolidation, or a Change in Control (other than one described in Section 14.5(d)), all Common Shares acquired under the Plan and all Awards outstanding on the effective date of the transaction shall be treated in the manner described in the definitive transaction agreement (or, in the event the transaction does not entail a definitive agreement to which the Company is party, in the manner determined by the Administrator, with such determination having final and binding effect on all parties),

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Appendix A

which agreement or determination need not treat all Awards (or portions thereof) in an identical manner. Unless an Award Agreement provides otherwise, the treatment specified in the transaction agreement or by the Administrator may include (without limitation) one or more of the following with respect to each outstanding Award:

(a)	The continuation of such outstanding Award by the Company (if the Company is the surviving entity);

(b)	The assumption of such outstanding Award by the surviving entity or its parent, provided that the assumption of an Option or a SAR shall comply with applicable tax requirements;

(c)

The substitution by the surviving entity or its parent of an equivalent award for such outstanding Award (including, but not limited to, an award to acquire the same consideration paid to the holders of Common Shares in the transaction), provided that the substitution of an Option or a SAR shall comply with applicable tax requirements;

(d)

The cancellation of the unvested portion (after taking into account any vesting occurring at or prior to the effective time of the transaction) of any such outstanding Award without payment of any consideration;

(e)

The cancellation of such Award and a payment to the Participant with respect to each share subject to the portion of the Award that is vested or becomes vested as of the effective time of the transaction equal to the excess of (A) the value, as determined by the Administrator in its absolute discretion, of the property (including cash) received by the holder of a Common Share as a result of the transaction, over (if applicable) (B) the per-share Exercise Price of such Award (such excess, if any, the “Spread”). Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving entity or its parent having a value equal to the Spread. In addition, any escrow, holdback, earn-out or similar provisions in the transaction agreement may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of Common Shares, but only to the extent the application of such provisions does not adversely affect the status of the Award as exempt from Code Section 409A. If the Spread applicable to an Award (whether or not vested) is zero or a negative number, then the Award may be cancelled without making a payment to the Participant. In the event that a Stock Unit is subject to Code Section 409A, the payment described in this clause (e) shall be made on the settlement date specified in the applicable Stock Unit Agreement, provided that settlement may be accelerated in accordance with Treasury Regulation Section 1.409A-3(j)(4); or

(f)

The assignment of any reacquisition or repurchase rights held by the Company in respect of an Award of Restricted Shares to the surviving entity or its parent, with corresponding proportionate adjustments made to the price per share to be paid upon exercise of any such reacquisition or repurchase rights.

If (I) the Company is subject to a transaction described in this Section 9.3 before a Participant’s continuous Service terminates and (II) an outstanding Award is not continued, assumed or substituted in accordance with clause (a), (b) or (c) above, then a Participant who is entitled under an Award agreement, employment agreement or Company policy to vesting acceleration (a “Vesting Arrangement”) that could be triggered as of a date following the effective time of the transaction as a result of a qualifying termination of Service shall be deemed to be vested, to the extent provided in the relevant Vesting Arrangement, as if all triggering events had occurred as of the effective time of the transaction with respect to any such unvested Award that would otherwise terminate at or immediately

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Appendix A

prior to the effective time irrespective of whether or not a qualifying Service termination has occurred. It is intended that the previous sentence shall apply to Participants whose Vesting Arrangement provides for “double trigger” vesting acceleration and such Participants could be subjected to a Service termination triggering the acceleration after closing of the transaction at a time when the unvested portion of an Award will no longer exist.

Any action taken under this Section 9.3 shall either preserve an Award’s status as exempt from Code Section 409A or comply with Code Section 409A.

ARTICLE 10.    OTHER AWARDS

10.1          Performance Cash Awards.    A Performance Cash Award is a cash award that may be granted subject to the attainment of specified Performance Goals during a Performance Period. A Performance Cash Award may also require the completion of a specified period of continuous Service. The length of the Performance Period, the Performance Goals to be attained during the Performance Period, and the degree to which the Performance Goals have been attained shall be determined conclusively by the Administrator. Each Performance Cash Award shall be set forth in a written agreement or in a resolution duly adopted by the Administrator which shall contain provisions determined by the Administrator and not inconsistent with the Plan. The terms of various Performance Cash Awards need not be identical.

10.2          Awards Under Other Plans.    The Company may grant awards under other plans or programs. Such awards may be settled in the form of Common Shares issued under this Plan. Such Common Shares shall be treated for all purposes under the Plan like Common Shares issued in settlement of Stock Units and shall, when issued, reduce the number of Common Shares available under Article 3.

ARTICLE 11.    LIMITATION ON RIGHTS

11.1          Retention Rights.    Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain a Service Provider. The Company and its Parents and Subsidiaries reserve the right to terminate the Service of any Service Provider at any time, with or without cause, subject to applicable laws, the Company’s certificate of incorporation and by-laws and a written employment agreement (if any).

11.2          Stockholders’ Rights.    Except as set forth in Sections 7.4 or 8.4 above, a Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Common Shares covered by his or her Award prior to the time when a stock certificate for such Common Shares is issued or, if applicable, the time when he or she becomes entitled to receive such Common Shares by filing any required notice of exercise and paying any required Exercise Price. No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan.

11.3          Regulatory Requirements.    Any other provision of the Plan notwithstanding, the obligation of the Company to issue Common Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Common Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed necessary by the Company’s counsel to be necessary to the lawful issuance and sale of any Common Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Common Shares as to which such requisite authority will not have been obtained.

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Appendix A

11.4          Transferability of Awards.    The Administrator may, in its sole discretion, permit transfer of an Award in a manner consistent with applicable law. Unless otherwise determined by the Administrator, Awards shall be transferable by a Participant only by (a) beneficiary designation, (b) a will or (c) the laws of descent and distribution. An ISO may only be transferred by will or by the laws of descent and distribution and may be exercised during the lifetime of the Optionee only by the Optionee or by the Optionee’s guardian or legal representative.

11.5          Other Conditions and Restrictions on Common Shares.    Any Common Shares issued under the Plan shall be subject to such forfeiture conditions, rights of repurchase, rights of first refusal, other transfer restrictions and such other terms and conditions as the Administrator may determine. Such conditions and restrictions shall be set forth in the applicable Award Agreement and shall apply in addition to any restrictions that may apply to holders of Common Shares generally. In addition, Common Shares issued under the Plan shall be subject to such conditions and restrictions imposed either by applicable law or by Company policy, as adopted from time to time, designed to ensure compliance with applicable law or laws with which the Company determines in its sole discretion to comply including in order to maintain any statutory, regulatory or tax advantage.

ARTICLE 12.    TAXES

12.1          General.    It is a condition to each Award under the Plan that a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any federal, state, local or foreign withholding tax obligations that arise in connection with any Award granted under the Plan. The Company shall not be required to issue any Common Shares or make any cash payment under the Plan unless such obligations are satisfied.

12.2          Share Withholding.    To the extent that applicable law subjects a Participant to tax withholding obligations, the Administrator may permit such Participant to satisfy all or part of such obligations by having the Company withhold all or a portion of any Common Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Common Shares that he or she previously acquired. Such Common Shares shall be valued on the date when they are withheld or surrendered. Any payment of taxes by assigning Common Shares to the Company may be subject to restrictions including any restrictions required by SEC, accounting or other rules.

12.3          Section 162(m) Matters (a).    The Administrator, in its sole discretion, may determine whether an Award is intended to qualify as “performance-based compensation” within the meaning of Code Section 162(m). The Administrator may grant Awards that are based on Performance Goals but that are not intended to qualify as performance-based compensation. With respect to any Award that is intended to qualify as performance-based compensation, the Administrator shall designate the Performance Goal(s) applicable to, and the formula for calculating the amount payable under, an Award within 90 days following commencement of the applicable Performance Period (or such earlier time as may be required under Code Section 162(m)), and in any event at a time when achievement of the applicable Performance Goal(s) remains substantially uncertain. Prior to the payment of any Award that is intended to constitute performance-based compensation, the Administrator shall certify in writing whether and the extent to which the Performance Goal(s) were achieved for such Performance Period. The Administrator shall have the right to reduce or eliminate (but not to increase) the amount payable under an Award that is intended to constitute performance-based compensation.

12.4          Section 409A Matters.    Except as otherwise expressly set forth in an Award Agreement, it is intended that Awards granted under the Plan either be exempt from, or comply with, the requirements of Code Section 409A. To the extent an Award is subject to Code Section 409A (a “409A Award”), the terms of the Plan, the Award and any written agreement governing the Award shall be

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Appendix A

interpreted to comply with the requirements of Code Section 409A so that the Award is not subject to additional tax or interest under Code Section 409A, unless the Administrator expressly provides otherwise. A 409A Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order for it to comply with the requirements of Code Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” to an individual who is considered a “specified employee” (as each term is defined under Code Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the Participant’s separation from service or (ii) the Participant’s death, but only to the extent such delay is necessary to prevent such payment from being subject to Code Section 409A(a)(1).

12.5          Limitation on Liability.    Neither the Company nor any person serving as Administrator shall have any liability to a Participant in the event an Award held by the Participant fails to achieve its intended characterization under applicable tax law.

ARTICLE 13.    FUTURE OF THE PLAN

13.1          Term of the Plan.    The Plan, as set forth herein, shall become effective on the date of its adoption by the Board, subject to approval of the Company’s stockholders under Section 13.3 below. The Plan shall terminate automatically 10 years after the later of (a) the date when the Board adopted the Plan or (b) the date when the Board approved the most recent increase in the number of Common Shares reserved under Article 3 that was also approved by the Company’s stockholders.

13.2          Amendment or Termination.    The Board may, at any time and for any reason, amend or terminate the Plan. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan.

13.3          Stockholder Approval.    To the extent required by applicable law, the Plan will be subject to the approval of the Company’s stockholders within 12 months of its adoption date. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations or rules.

ARTICLE 14.    DEFINITIONS

14.1          “Administrator” means the Board or any Committee administering the Plan in accordance with Article 2.

14.2          “Award” means any award granted under the Plan, including as an Option, a SAR, a Restricted Share, a Stock Unit or a Performance Cash Award.

14.3          “Award Agreement” means a Stock Option Agreement, an SAR Agreement, a Restricted Stock Agreement, a Stock Unit Agreement or such other agreement evidencing an Award granted under the Plan.

14.4          “Board” means the Company’s Board of Directors, as constituted from time to time.

14.5          “Change in Control” means:

(a)

Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then-outstanding voting securities;

(b)	The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

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Appendix A

(c)

The consummation of a merger or consolidation of the Company with or into any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; or

(d)

Individuals who are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board over a period of 12 months; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction. In addition, if a Change in Control constitutes a payment event with respect to any Award which provides for a deferral of compensation and is subject to Code Section 409A, then notwithstanding anything to the contrary in the Plan or applicable Award Agreement the transaction with respect to such Award must also constitute a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) to the extent required by Code Section 409A.

14.6          “Code” means the Internal Revenue Code of 1986, as amended.

14.7          “Committee” means a committee of one or more members of the Board, or of other individuals satisfying applicable laws, appointed by the Board to administer the Plan.

14.8          “Common Share” means one share of the Class A common stock of the Company. For purposes of Section 3.1, the Common Shares that may be added to the Plan from the Predecessor Plans shall refer to shares of Class B common stock remaining available under the Predecessor Plans or subject to awards granted under the Predecessor Plans; provided, however, that such shares of Class B common stock will become shares of Class A common stock for purposes of Awards granted pursuant to the Plan and that no Awards in respect of Class B common stock shall be granted under this Plan.

14.9          “Company” means Veeva Systems Inc., a Delaware corporation.

14.10        “Consultant” means a consultant or adviser who provides bona fide services to the Company, a Parent or a Subsidiary as an independent contractor and who qualifies as a consultant or advisor under Instruction A.1.(a)(1) of Form S-8 under the Securities Act.

14.11        “Employee” means a common-law employee of the Company, a Parent or a Subsidiary.

14.12        “Exchange Act” means the Securities Exchange Act of 1934, as amended.

14.13        “Exercise Price,” in the case of an Option, means the amount for which one Common Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. “Exercise Price,” in the case of a SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one Common Share in determining the amount payable upon exercise of such SAR.

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Appendix A

14.14        “Fair Market Value” means the closing price of a Common Share on any established stock exchange or a national market system on the applicable date or, if the applicable date is not a trading day, on the last trading day prior to the applicable date, as reported in a source that the Administrator deems reliable. If Common Shares are not traded on an established stock exchange or a national market system, the Fair Market Value shall be determined by the Administrator in good faith on such basis as it deems appropriate. The Administrator’s determination shall be conclusive and binding on all persons.

14.15        “IPO Date” means the effective date of the registration statement filed by the Company with the Securities and Exchange Commission for its initial offering of Common Shares to the public.

14.16        “ISO” means an incentive stock option described in Code Section 422(b).

14.17        “NSO” means a stock option not described in Code Sections 422 or 423.

14.18        “Option” means an ISO or NSO granted under the Plan and entitling the holder to purchase Common Shares.

14.19        “Optionee” means an individual or estate holding an Option or SAR.

14.20        “Outside Director” means a member of the Board who is not an Employee.

14.21        “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

14.22        “Participant” means an individual or estate holding an Award.

14.23        “Performance Cash Award” means an award of cash granted under Section 10.1 of the Plan.

14.24        “Performance Goal” means a goal established by the Administrator for the applicable Performance Period based on one or more of the performance criteria set forth in Appendix A. Depending on the performance criteria used, a Performance Goal may be expressed in terms of overall Company performance or the performance of a business unit, division, Subsidiary or an individual. A Performance Goal may be measured either in absolute terms or relative to the performance of one or more comparable companies or one or more relevant indices. The Administrator may adjust the results under any performance criterion to exclude any of the following events that occurs during a Performance Period: (a) asset write-downs, (b) litigation, claims, judgments or settlements, (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results, (d) accruals for reorganization and restructuring programs, (e) extraordinary, unusual or non-recurring items, (f) exchange rate effects for non-U.S. dollar denominated net sales and operating earnings, or (g) statutory adjustments to corporate tax rates; provided, however, that if an Award is intended to qualify as “performance-based compensation” within the meaning of Code Section 162(m), such adjustment(s) shall only be made to the extent consistent with Code Section 162(m).

14.25        “Performance Period” means a period of time selected by the Administrator over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to a Performance Cash Award or an Award of Restricted Shares or Stock Units that vests based on the achievement of Performance Goals. Performance Periods may be of varying and overlapping duration, at the discretion of the Administrator.

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Appendix A

14.26        “Plan” means this Veeva Systems Inc. 2013 Equity Incentive Plan, as amended from time to time.

14.27        “Restricted Share” means a Common Share awarded under the Plan.

14.28        “Restricted Stock Agreement” means the agreement between the Company and the recipient of a Restricted Share that contains the terms, conditions and restrictions pertaining to such Restricted Share.

14.29        “SAR” means a stock appreciation right granted under the Plan.

14.30        “SAR Agreement” means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her SAR.

14.31        “Securities Act” means the Securities Act of 1933, as amended.

14.32        “Service” means service as an Employee, Outside Director or Consultant.

14.33        “Service Provider” means any individual who is an Employee, Outside Director or Consultant.

14.34        “Stock Award” means any award of an Option, a SAR, a Restricted Share or a Stock Unit under the Plan.

14.35        “Stock Option Agreement” means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her Option.

14.36        “Stock Unit” means a bookkeeping entry representing the equivalent of one Common Share, as awarded under the Plan.

14.37        “Stock Unit Agreement” means the agreement between the Company and the recipient of a Stock Unit that contains the terms, conditions and restrictions pertaining to such Stock Unit.

14.38        “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date

14.39        “Substitute Awards” means Awards or Common Shares issued by the Company in assumption of, or substitution or exchange for, Awards previously granted, or the right or obligation to make future awards, in each case by a corporation acquired by the Company with which the Company combines to the extent permitted by NASDAQ Marketplace Rule 5635 or any successor thereto.

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Appendix A

APPENDIX A

PERFORMANCE CRITERIA

The Administrator may establish Performance Goals derived from one or more of the following criteria when it makes Awards of Restricted Shares or Stock Units that vest entirely or in part on the basis of performance or when it makes Performance Cash Awards:

●	Annual contract subscription fee value (net of associated third party royalties/payments or gross)

●	Calculated bookings (i.e., revenue plus change in short term deferred revenue)

●	Cash margin

●	Collections

●	Consulting utilization rates

●	Customer renewals (measured in terms of revenue or customer count)

●	Customer satisfaction or customer referenceability

●	DSO

●	Gross margin

●	Internal rate of return

●	Market share

●	Net income after tax

●	Net income before interest and tax

●	Operating cash flow

●	Operating income

●	Personnel retention or personnel hiring measures

●	Product release timelines

●	Return on assets

●	Return on equity

●	Return on sales

●	Revenue backlog

●	Revenue per employee

●	Stock price

●	Technical system performance measures (e.g., system availability)

●	Total stockholder return

●	Bookings (annual or total contract value)

●	Cash flow and free cash flow

●	Cash position

●	Committed annual recurring revenue (CARR)

●	Costs of goods sold

●	Customer retention rates from an acquired company, business unit or division

●	Deferred revenue

●	Earnings per share

●	Headcount

●	Margin contribution

●	Net income

●	Net income before tax

●	Net income before interest, tax, depreciation and amortization

●	Operating expenses

●	Operating margin

●	Product defect measures

●	Product or research and development related measures

●	Return on capital

●	Return on investment and cash flow return on investment

●	Revenue

●	Revenue conversion from an acquired company, business unit or division

●	Sales results

●	Stock performance

●	Technical support incident measures

●	Working capital

●	To the extent that an Award is not intended to comply with Code Section 162(m), other measures of performance selected by the Administrator

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Appendix A

Any criteria used may be:

●	Measured in absolute terms or on a per share basis

●	Measured in terms of growth or as a percentage or percentage change

●	Compared to another company or companies (including relative to a peer group or index)

●	Measured against the market as a whole and/or according to applicable market indices

●	Measured against the performance of the Company as a whole or a segment of the Company or a particular product line, line of business or geography

●	Measured on a pre-tax or post-tax basis (if applicable)

●	Measured on a GAAP or non-GAAP basis, as established by the administrator in advance.

The attainment of performance goals may be measured solely on a corporate, subsidiary or business unit basis, or a combination thereof. Performance criteria may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure of the selected performance criteria. To the extent consistent with Code Section 162(m), the Administrator may adjust the results under any performance criterion to exclude any of the following events that occurs during a performance measurement period: (a) asset write-downs, (b) litigation, claims, judgments or settlements, (c) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (d) accruals for reorganization and restructuring programs and (e) any extraordinary, unusual or non-recurring items.

A-16    Veeva Systems Inc. | 2017 Proxy Statement Appendix A

ANNUAL MEETING OF STOCKHOLDERS OF
VEEVA SYSTEMS INC.
June 21, 2017
PROXY VOTING INSTRUCTIONS
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
Vote online or by telephone until 11:59 PM ET on Tuesday, June 20, 2017.
MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.
IN PERSON - You may vote your shares in person by attending the Annual Meeting. Information on attending the Annual Meeting, including directions, may be found at http://www.astproxyportal.com/ast/18559
GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.
COMPANY NUMBER
ACCOUNT NUMBER
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/18559
Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet or telephone.
20230300000000000000 4
062117
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL NOMINEES FOR DIRECTOR AND “FOR” PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE X
1. To elect the Board’s two (2) nominees for director to serve until the 2020 annual meeting:
FOR ALL NOMINEES
WITHHOLD AUTHORITY
FOR ALL NOMINEES
FOR ALL EXCEPT
(See instructions below)
NOMINEES:
Paul E. Chamberlain
Paul Sekhri
FOR AGAINST ABSTAIN
2. To approve the material terms of the Company’s 2013 Equity Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code.
3. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2018.
Note: The stockholders may conduct such other business as may properly come before the meeting or any adjournment thereof.
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
Signature of Stockholder Date: Signature of Stockholder Date:
Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Veeva
VEEVA SYSTEMS INC.
Proxy for Annual Meeting of Stockholders on June 21, 2017
Solicited on Behalf of the Board of Directors
The undersigned hereby appoints Peter P. Gassner, Timothy S. Cabral and Jonathan (“Josh”) Faddis, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of Veeva Systems Inc., to be held on Wednesday, June 21, 2017 at 12:00 p.m. local time, at 4280 Hacienda Drive, Pleasanton, California 94588, and at any adjournments or postponements thereof, as follows:
This proxy when properly executed will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.
(Continued and to be signed on the reverse side.)
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